                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         OIL-DRI CORPORATION OF AMERICA
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, schedule or registration statement no.:

          ---------------------------------------------------------------------
     (3)  Filing party:

          ---------------------------------------------------------------------
     (4)  Date filed:

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


                                [OIL DRI LOGO]

                                                                November 3, 1997

Dear Stockholder:

     On behalf of the Board of Directors and Management, I would like to invite you to attend Oil-Dri's Annual Meeting of Stockholders, which will be held at 10:30 a.m. on December 9, 1997, at the Standard Club, 320 South Plymouth Court, Chicago, Illinois.

     The matters expected to be acted on in the meeting are described in depth in the attached Proxy Statement. The slate of eleven directors recommended for election includes our newly added director Arnold W. Donald, Co-President, Ag Sector, Monsanto Company. His biography, and those of other nominees, appear in the Proxy Statement.

     In addition to the formal portion of the meeting, we will take time to review the results of the past year and look at some of the opportunities which lie ahead.

     We hope you will be able to attend our 1997 Annual Meeting. However, whether or not you are personally present, it is important that your shares are represented. Accordingly, please mark, sign, date and mail your proxy card in the enclosed envelope provided for this purpose.

                                          Sincerely,

                                          /s/ RICHARD M. JAFFE

                                          RICHARD M. JAFFEE
                                          Chairman of the Board

                         OIL-DRI CORPORATION OF AMERICA
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 9, 1997

To the Stockholders of
Oil-Dri Corporation of America

     Notice is hereby given that the 1997 Annual Meeting of Stockholders of Oil-Dri Corporation of America, a Delaware corporation (the "Company") will be held at The Standard Club, located at 320 Plymouth Court, Chicago, Illinois, on December 9, 1997 at 10:30 a.m., local time, for the purpose of considering and voting on:

     1. The election of eleven Directors;

     2. An amendment to the Company's Certificate of Incorporation that would permit the Company's Board to authorize the issuance of Class B Stock in stock options or other stock grants or awards to any member of the Jaffee Family who is an employee, officer or director of the Company or any of its 50% owned subsidiaries; and

     3. An amendment to the Company's 1995 Long-Term Incentive Plan to (i) permit the use of Class B Stock in stock options or other grants or awards under the Plan to Jaffee Family members who are employees or officers of the Company or any of its 50% owned subsidiaries, and (ii) authorize an additional 500,000 shares (consisting of Common Stock, Class A Common Stock, and/or Class B Stock) for use under the Plan.

     4. Such other business as may properly come before the meeting.

     The stock transfer books of the Company will remain open. The Board of Directors has determined that only holders of record of outstanding shares of Common Stock and Class B Stock at the close of business on October 24, 1997 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. All stockholders, whether or not they now expect to be present at the meeting, are requested to date, sign, and return the enclosed proxy, which requires no postage if mailed in the United States.

     Your attention is directed to the following pages for further information relating to the meeting.

                                          By Order of the Board of Directors

                                          /s/ LOUIS T. BLAND, JR.

                                          LOUIS T. BLAND, JR.
                                          Secretary

Chicago, Illinois
November 3, 1997

                         OIL-DRI CORPORATION OF AMERICA

                           410 NORTH MICHIGAN AVENUE
                                   SUITE 400
                            CHICAGO, ILLINOIS 60611
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                    GENERAL

     This Proxy Statement and the accompanying proxy are being mailed on or about November 3, 1997, to all holders of record of outstanding shares of Common Stock and Class B Stock at the close of business on October 24, 1997. Proxies are being solicited on behalf of the Board of Directors for use at the 1997 Annual Meeting of Stockholders, notice of which accompanies this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time prior to the exercise thereof by executing a subsequent proxy, by notifying the Secretary of the Company of such revocation in writing (such notification to be directed to him at the Company's offices at 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611), or by attending the annual meeting and voting in person. IF NO CONTRARY INSTRUCTION IS INDICATED IN THE PROXY, EACH PROXY WILL BE VOTED FOR THE ELECTION OF THE ELEVEN NOMINEES NAMED BELOW TO THE BOARD OF DIRECTORS, "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, AND "FOR" THE AMENDMENT TO THE COMPANY'S 1995 LONG-TERM INCENTIVE PLAN (" '95 PLAN"), TO AUTHORIZE USE OF CLASS B STOCK UNDER THE '95 PLAN AND TO ADD AN ADDITIONAL 500,000 SHARES FOR USE UNDER THE '95 PLAN.

     The Company will pay the costs of this solicitation of proxies for the annual meeting. In addition to using the mails, officers and certain other regular employees of the Company may solicit proxies in person and by telephone and facsimile. The Company may reimburse brokers and others who are record holders of Common Stock and Class B Stock for their reasonable expenses incurred in obtaining voting instructions from the beneficial owners of such stock. In addition, the Company has retained Kissel-Blake, Inc. to assist in solicitation at a base fee of $5,500 plus $4.25 for each stockholder contacted, and out-of-pocket costs.

     The record date for the determination of stockholders entitled to vote at the meeting is October 24, 1997, at the close of business. Holders as of the record date of outstanding shares of Common Stock and Class B Stock are entitled to vote at the meeting. Holders of Common Stock are entitled to one vote per share and holders of Class B Stock to ten votes per share (on a non-cumulative basis for each director to be elected when voting for the election of directors) and vote together without regard to class (except that any amendment to the Company's Certificate of Incorporation changing the number of authorized shares or adversely affecting the rights of Common Stock or Class B Stock requires the separate approval of the class so affected as well as the approval of both classes voting together). Holders of Class B Stock are entitled to convert any and all of such stock into Common Stock on a share-for-share basis at any time and are subject to mandatory conversion under certain circumstances. As of the
record date,           shares of Common Stock and           shares of Class B
Stock were outstanding.

                                    SUMMARY

ELECTION OF DIRECTORS

     The election of directors requires a plurality of votes cast. Accordingly, only proxies and ballots marked "FOR" all nominees listed (including executed proxies not marked with respect to election of directors, which will be voted for all listed nominees), or voting for some, but not all nominees, by specifying that votes be withheld for one or more designated nominees, are counted to determine the total number of votes cast for the various nominees, with the eleven nominees receiving the largest number of votes being elected. Abstentions and broker non-votes have no effect on the outcome of the election of directors.

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     The Amendment would permit the Company to grant stock options or other stock grants and stock awards to members of the Jaffee Family (See "JAFFEE FAMILY") who are directors, officers or employees of the Company or its subsidiaries in shares of Class B Stock. Such grants and awards would be made by the Company's Compensation and Stock Option Committee, or by the independent members of the Board. The Board recognizes that, to the extent made, such grants and awards increase Jaffee Family holdings, and thus may extend the duration of Jaffee Family voting control (See "SUNSET TRIGGERS"), but considers continued ownership and control of the Company by the Jaffee Family as consistent with the goal of enabling the Company to be managed on the basis of long-term objectives, which the Board regards as in the best interest of all shareholders.

     In order to be adopted, the proposed amendment to the Company's Certificate of Incorporation ("Charter Amendment"), must receive the affirmative vote of (i) the holders of a majority of the votes of the outstanding shares of Common Stock (one vote per share) and Class B Stock (10 votes per share), voting as a single class, (ii) the holders of a majority of the outstanding shares of Class B Stock, voting as a class and (iii) the holders of a majority of the outstanding shares of Common Stock, voting as a class. Proxies and ballots marked "FOR" approval of the Charter Amendment (including executed proxies not marked with respect to the Charter Amendment) will be voted in favor of the Charter Amendment approval. Abstentions and broker non-votes will have the effect of votes against the Amendment. Given the Class B Stock holdings of the Jaffee Family, who have indicated that they will vote their shares for the Amendment, the approvals specified in clauses (i) and (ii) are assured. However, because approval of the Amendment also requires the approval of the holders of the outstanding shares of Common Stock, voting as a class, and because the Jaffee Family will vote less than 1.0% of that class, approval of the Amendment is not assured.

PROPOSED AMENDMENT TO THE '95 PLAN

     If the Charter Amendment is approved, an amendment to the '95 Plan is proposed (i) to permit use of Class B Stock and (ii) add 500,000 shares (consisting of Common Stock, Class A Common Stock, and/or Class B Stock) for use under the Plan (the " '95 Plan Amendment"). (If the Charter Amendment is not approved, the proposed '95 Plan Amendment will not be presented to stockholders.)

     The '95 Plan Amendment, which would permit the use of Class B Stock in the Plan, is proposed as an initial implementation of the Charter Amendment. This proposed '95 Plan Amendment would permit Class B Stock to be used in lieu of Common Stock and Class A Common Stock under the '95 Plan in grants of stock options or other stock grants or awards under the '95 Plan to members of the Jaffee Family working in the Company. Such grants or awards would be made by the Compensation and Stock Option Committee, or by the independent members of the Board. Included would be the stock option grants in shares of Class B stock which the Compensation and Stock Option Committee made on September 19, 1997, to certain Jaffee Family members, contingent on stockholder approval of the Charter Amendment.

     In addition, the '95 Plan Amendment would add 500,000 shares for use under the '95 Plan. The '95 Plan was effective on August 10, 1995, and does not terminate until August 9, 2005. An initial 500,000 shares were authorized for use under the '95 Plan in grants and awards exercisable in Class A Common Stock if that stock is issued and publicly traded on any securities market at the time of exercise; otherwise grants and awards are exercisable in shares of Common Stock. Giving effect to stock options and restricted stock granted on September 19, 1997, and October 6, 1997, only 38,500 shares remain for future grants or awards under the '95 Plan. The Board has concluded that, over the coming years, continued grants or awards will be needed to provide the focus and incentive which the '95 Plan is designed to provide, and that an additional 500,000 shares should be authorized for use under the '95 Plan.

     Approval of the '95 Plan Amendment requires approval by a majority of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the '95 Plan Amendment. Proxies and ballots marked "FOR" approval of the '95 Plan Amendment (including executed proxies not marked with respect to the '95 Plan Amendment) will be voted in favor of the '95 Plan Amendment approval. Accordingly, abstentions by those present or represented at the meeting have the legal effect of a vote against the amendment. Broker non-votes are deemed not to have been entitled to vote on the '95 Plan
Amendment: accordingly, such unvoted shares will have no effect on the outcome. Both classes, Common Stock and Class B Stock, vote together as a single class. The holders of Class B Stock have indicated that, if the Charter Amendment is approved, they will vote their shares for the '95 Plan Amendment, thus assuring its approval.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information, as of September 30, 1997, or June 30, 1997, as noted below, regarding beneficial ownership of the Company's Common Stock and Class B Stock by each person or group known to the Company to hold more than five percent of either class. See "Security Ownership of Management" for information on beneficial ownership of the Company's Common Stock and Class B Stock by the Company's executive officers and directors as a group.

                                                               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                                       ------------------------------------------------------------
                                                       NUMBER OF SHARES OF                        PERCENTAGE OF
                                                         COMMON STOCK AND                        AGGREGATE VOTING
                                                          CLASS B STOCK                          POWER OF COMMON
                                                              OWNED           PERCENTAGE OF     STOCK AND CLASS B
        NAME AND ADDRESS OF                            WITH SOLE INVESTMENT    OUTSTANDING     STOCK REPRESENTED BY
          BENEFICIAL OWNER                               AND VOTING POWER     STOCK OF CLASS       SHARES OWNED
        -------------------                            --------------------   --------------   --------------------
Richard M. Jaffee(2)(4).............  Common Stock:            20,892(5)            .47%                .09%
410 N. Michigan Ave.                  Class B Stock:        1,229,674(6)          67.62%              54.32%
Chicago, IL 60611
Robert D. Jaffee(2)(4)..............  Common Stock:                --                --                  --
650 Dundee Rd. -- Ste. 280            Class B Stock:          390,741(7)          21.49%              17.26%
Northbrook, IL 60062
Ariel Capital Management(2).........  Common Stock:           354,910(8)           7.97%               1.48%(8)
307 N. Michigan Ave.                  Class B Stock:               --                --                  --
Chicago, IL 60601
T. Rowe Price Assoc., Inc.(2).......  Common Stock:           546,000(9)          12.26%               2.33%(9)
100 East Pratt                        Class B Stock:               --                --                  --
Baltimore, MD 21202
Dimensional Fund Advisors,
  Inc.(3)...........................  Common Stock:           361,000(10)          8.18%               1.00%(10)
1299 Ocean Avenue                     Class B Stock:               --                --                  --
Santa Monica, CA 90401
Tweedy Brown Co., L.P.(3)...........  Common Stock:           533,438(11)         12.09%               2.05%(11)
52 Vanderbilt Ave.                    Class B Stock:               --                --                  --
New York, NY 10017

---------------

 (1) Beneficial ownership is defined in applicable Securities and Exchange Commission rules as sole or shared power to vote or to direct the disposition of a security. All beneficial ownership is with sole voting power and sole investment power except as described in the Notes below.

 (2) Information given is as of September 30, 1997.

 (3) Information given is as of June 30, 1997.

 (4) Richard M. Jaffee and Robert D. Jaffee are brothers.

 (5) Includes 2,292 shares held in a revocable trust of which Richard M. Jaffee is the grantor and, during his lifetime, the trustee and sole beneficiary. Also includes 18,500 shares of Common Stock which Mr. Jaffee has the right to acquire within 60 days of September 30, 1997.

 (6) Consists of 1,148,965 shares held in a revocable trust of which Richard M. Jaffee is the grantor and, during his lifetime, the trustee and sole beneficiary and 80,709 shares held in a revocable trust of which Richard M. Jaffee's wife is the grantor and during her lifetime the trustee and sole beneficiary.

 (7) Consists of 390,741 shares held in a revocable trust of which Robert D. Jaffee is the grantor and, during his lifetime, the trustee and sole beneficiary.

 (8) Ariel Capital Management, Inc. held sole dispositive power over all 354,910 shares of Common Stock, sole voting power over 329,375 shares of Common Stock and shared voting power over 6,610 shares of Common Stock.

 (9) Shares owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. T. Rowe Price has dispositive power over 546,000 shares of Common Stock and sole voting power over 528,000 shares of Common Stock. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(10) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 361,000 shares of Common Stock with power to dispose of such shares and power to vote 245,200 of such shares, all of which shares are held in portfolios of DFA Investment Dimension Group, Inc., a registered open-end investment company (the "Fund"), The DFA Investment Trust Company (the "Trust"), or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Persons who are officers of Dimensional also serve as officers of the Fund and the Trust; in such capacity, these persons vote 61,000 additional shares owned by the Fund and 54,800 shares owned by the Trust (both included in the 361,000 shares beneficially owned).

(11) Tweedy Brown, Co., L.P. held shared dispositive power over 518,783 shares of Common Stock and sole voting power over 490,190 shares of Common Stock. TBK Partners, an affiliate, held sole dispositive and voting power over 14,655 shares of Common Stock.

     By virtue of their direct and indirect ownership of shares of the Company's stock, Richard M. Jaffee and Robert D. Jaffee may be deemed to be control persons of the Company under the federal securities laws.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of Common Stock and Class B Stock of the Company beneficially owned as of September 30, 1997 by the directors/nominees, by the executive officers named in the Summary Compensation Table and by the directors and executive officers as a group.

                                               NUMBER OF SHARES          NUMBER OF SHARES
        NAME OF BENEFICIAL OWNER(1)           OF COMMON STOCK(2)        OF CLASS B STOCK(2)
        ---------------------------           ------------------        -------------------
Richard M. Jaffee...........................              (3)                         (3)
Robert D. Jaffee............................              (3)                         (3)
Daniel S. Jaffee............................        46,669(4)                   70,943(5)
J. Steven Cole..............................         7,240                          --
Edgar D. Jannotta...........................        60,000(6)                       --
Paul J. Miller..............................         7,878(7)                       --
Haydn H. Murray.............................         2,816(8)                       --
Allan H. Selig..............................         4,000                          --
Joseph C. Miller............................        28,100(9)                       --
Ronald B. Gordon............................         8,000                          --
Arnold W. Donald............................            --                          --
Norman B. Gershon...........................        23,286(10)                      --
Michael L. Goldberg.........................         5,000(11)                      --
Steven M. Levy..............................         6,202(12)                      --
All Executive Officers and Directors as a
  group
  (16 in group).............................       268,957(13)(14)           1,727,719(15)

---------------

 (1) Beneficial ownership is defined in applicable Securities and Exchange Commission rules as sole or shared power to vote or to direct the disposition of a security. All beneficial ownership is with sole voting power and sole investment power except as described in the Notes below.

 (2) None of the nominees for election to the Board of Directors, other than Richard M. Jaffee, Robert D. Jaffee and Daniel S. Jaffee own any shares of Class B stock. The number of shares of Common Stock owned beneficially by each of the other nominees for election to the Board of Directors other than Daniel S. Jaffee and Edgar D. Jannotta, constitute less than 1% of the number of outstanding shares of Common Stock and represent shares having less than 1% of the aggregate voting power of the Common Stock and Class B Stock.

 (3) For information regarding the shares owned by each of Richard M. Jaffee and Robert D. Jaffee, see the table under the heading "Principal Stockholders" and the Notes thereto.

 (4) Includes 2 shares of Common Stock owned by Daniel S. Jaffee's spouse and 40,062 and 3,500 shares of Common Stock which Daniel S. Jaffee and his spouse, respectively, have the right to acquire within 60 days of September 30, 1997, pursuant to stock options. Daniel S. Jaffee has beneficial ownership of 1.04% of the outstanding shares of Common Stock.

 (5) Includes 17,291 shares of Class B Stock held by Daniel S. Jaffee as trustee of the Richard M. Jaffee 1993 Annuity Trust and 17,291 shares of Class B Stock held by Daniel S. Jaffee as trustee of the Shirley Jaffee 1993 Annuity Trust. Daniel S. Jaffee has beneficial ownership of 3.90% of Class B Shares which represents 3.13% of the aggregate voting power of Common Stock and Class B Stock. Daniel S. Jaffee is Richard M. Jaffee's son.

 (6) Mr. Jannotta is a senior director of William Blair & Company, L.L.C. which has served as the Company's investment banking advisor for a number of years. The shares of Common Stock shown above as owned by Mr. Jannotta represent 1.35% of the outstanding shares of Common stock, but represent less than 1.0% of the aggregate voting power of the Common Stock and Class B Stock. These shares do not include shares held by William Blair & Company, L.L.C. in its proprietary or managed accounts.

 (7) Includes 2,088 shares of Common Stock owned by Mr. Paul Miller's spouse. Includes 1,774 shares of Common Stock held by children of Mr. Miller; Mr. Miller disclaims beneficial ownership of his children's shares of Common Stock.

 (8) Includes 800 shares of Common Stock owned by Mr. Murray's spouse.

 (9) Includes 19,500 shares of Common Stock which Mr. Joseph Miller has the right to acquire within 60 days of September 30, 1997, pursuant to stock options.

(10) Includes 2,570 shares of Common Stock which Mr. Gershon has the right to acquire within 60 days of September 30, 1997, pursuant to stock options.

(11) Includes 2,000 shares of restricted stock which vest on May 1, 1998. Mr. Goldberg currently has the right to vote these shares of Common Stock.

(12) Includes 5,500 shares of Common Stock which Mr. Levy has the right to acquire within 60 days of September 30, 1997.

(13) Includes 2,661 shares of Common Stock as to which executive officers and directors disclaim beneficial ownership. Also includes 98,152 shares of Common Stock which constitute all such shares that the executive officers and directors of the Company have the right to acquire within 60 days of September 30, 1997 (including the shares of Common Stock which may be acquired as described in Notes above and in the Notes under the heading "Principal Stockholders").

(14) Includes 4,701 shares of Common Stock owned by Mr. Richard V. Hardin's spouse, and 3,820 shares of Common Stock which Mr. Hardin (an executive officer not named in the Summary Compensation Table) has the right to acquire within 60 days of September 30, 1997, pursuant to stock options. Mr. Hardin is Richard M. Jaffee's son-in-law. Includes 4,700 shares of Common Stock which Mr. Daniel J. Jones (an executive officer not named in the Summary Compensation Table) has the right to acquire within 60 days of September 30, 1997.

(15) Includes 34,861 shares of Class B Stock owned by Richard V. Hardin's spouse and 1,500 shares of Class B Stock owned by his spouse as trustee for their child. Richard Hardin has beneficial ownership of 2.00% of Class B Shares which represents 1.61% of the aggregate voting power of Common Stock and Class B Stock.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During the fiscal year ended July 31, 1997, four meetings of the Board of Directors were held. Each director, with the exception of Robert D. Jaffee, attended at least 75% of the meetings of the Board and of any Board Committee on which he sits.

     The Company has an Audit Committee presently composed of four persons who are outside directors -- Messrs. J. Steven Cole, Edgar D. Jannotta, Allan H. Selig, and Ronald B. Gordon. The Audit Committee makes recommendations to the Board of Directors regarding the engagement of independent public accountants, reviews the scope of the audit and other services rendered by independent public accountants and the fees and other arrangements regarding the services of independent public accountants, reviews audit results with the independent public accountants, and receives reports on the Company's accounting systems and internal accounting controls. In addition, the Audit Committee reviews related transactions and potential conflicts of interest with regard to such transactions. The Audit Committee held one meeting during the fiscal year ended July 31, 1997.

     The Company has a Compensation and Stock Option Committee presently composed of four persons who are outside directors -- Messrs. J. Steven Cole, Paul J. Miller, Allan H. Selig, and Ronald B. Gordon. The Compensation and Stock Option Committee is responsible for reviewing the compensation, including benefits, of the Chief Executive Officer and other executive officers of the Company. It is also responsible for reviewing the Company's stock option plans and granting stock options to employees, including grants to the executive officers of the Company. The Compensation and Stock Option Committee held three meetings during the fiscal year ended July 31, 1997.

     The Company does not have a nominating committee.

                            1. ELECTION OF DIRECTORS

     The shares represented by each proxy will be voted, if no contrary instruction is indicated in the proxy, to elect as directors the eleven nominees named below to hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualify. Each nominee is currently a director of the Company. If any nominee should be unable or unwilling to serve, which is not now contemplated, the proxy holders may, but will not be bound to, vote for a substitute nominee.

                             NOMINEES FOR DIRECTORS

       LOGO            Chairman of the Board of the Company
 Richard M. Jaffee
      Age 61           Mr. Jaffee received a degree from the University of
Director since 1958    Wisconsin School of Business in 1957 and earned his CPA
                       certificate in that same year. He worked briefly for the
                       public accounting firm of Touche Niven et. al. After service as an officer in the U.S. Army, he joined the Company in
                       1958, becoming its president in 1960, a position he held
                       until 1995. He has served as Chairman of the Board of the
                       Company since 1962. He served as Chief Executive Officer of the Company from 1962 until 1997. Mr. Jaffee is a director of Harris Bancorp, Inc. He is a trustee and a member of the executive committee of Rush- Presbyterian-St. Luke's Medical
                       Center, the Illinois Institute of Technology, and the
                       Chicago Historical Society. In addition he is a trustee of the Chicago Museum of Science and Industry and a director of
                       Students in Free Enterprise.

       LOGO            President and Chief Executive Officer of the Company
 Daniel S. Jaffee      Chief Executive Officer of Favorite Products, Ltd., a
      Age 33           Subsidiary of the Company
Director since 1992
                       Mr. Jaffee graduated from Georgetown University in 1986. Mr.
                       Jaffee joined the Company in 1987 after a year with Price
                       Waterhouse. He was a product manager in the Industrial and
                       Agricultural divisions of the Company until 1989. Mr. Jaffee was Group Vice President of Canadian Operations, Management
                       Information Systems and Finance of the Company in 1990. In
                       1990 he also became Chief Financial Officer of the Company, a position he held until 1995. From 1990 to 1992, Mr. Jaffee was Group Vice President, Domestic and Canadian Operations
                       of the Company. From 1992 to 1994, Mr. Jaffee was Group Vice
                       President Canadian Operations and Consumer Products-Grocery
                       of the Company. From 1994 until 1995 he was Group Vice
                       President, Consumer Products of the Company. Since 1990 he
                       has been Chief Executive Officer of Favorite Products, Ltd., a Subsidiary of the Company. Mr. Jaffee became President of the Company in 1995 and Chief Executive Officer in 1997. He
                       was Chief Operating Officer from 1995 to 1997. Mr. Jaffee's civic involvement includes the Lawndale Community Church's track club and the Chicago Foundation for Education.

     [PHOTO]
 Robert D. Jaffee      Retired Chairman of the Board, Amco Corporation
      Age 64           Mr. Jaffee graduated from the University of Illinois in
Director since 1956    1954. After serving in the United States Army, he joined the
                       Company in 1956. Mr. Jaffee served as Executive Vice
                       President of the Company from 1957 to 1991. In 1957, Mr.
                       Jaffee founded Amco Corporation, a manufacturer of
                       proprietary food service equipment for institutional and
                       consumer markets, and was its president until 1988. Mr.
                       Jaffee served as Chairman of the Board of Amco from 1988
                       until 1997. Mr. Jaffee is a former president of the National
                       Association of Food Equipment Manufacturers and is a retired member of the National Sanitation Foundation and the Joint
                       Committee on Food Equipment. He is a director of the Greater
                       North Pulaski Development Corporation and of the World
                       Presidents' Organization. He is Treasurer of the Chicago
                       Presidents' Organization. He is a retired chairman of the
                       board for Clearbrook Center for the Developmentally
                       Challenged where he still serves as a Board member.

     [PHOTO]           President, Cole and Associates
  J. Steven Cole       Chairman of the Board, SAV-A-LIFE Systems, Inc.
      Age 63           Mr. Cole graduated from the University of Wisconsin in 1957.
Director since 1981    After serving as an officer in the United States Army, he
                       received a master's degree from the American Graduate School for International Business following graduate studies at the
                       University of Michigan. He began his career at Abbott
                       Laboratories in 1962. Later, he joined G.D. Searle and
                       Company, where he became Vice President of the Asian and
                       Canadian Divisions, a position he held until 1986. In 1986,
                       Mr. Cole joined A.H. Robins Company, where he was a senior vice president responsible for all international operations until 1990. In 1990, he became president of Cole and
                       Associates, an international consulting firm. In 1990 Mr.
                       Cole also became president of SAV-A-LIFE Systems, Inc., a
                       firm selling specialty products to the dental and medical
                       professions. He held this position until 1994 when he became
                       Chairman of the Board. Mr. Cole is also a director of
                       Chapman's Partners.

      [PHOTO]          Co-President, Ag Sector, Monsanto Life Sciences Company
 Arnold W. Donald      Mr. Donald received a BA degree in economics from Carleton
      Age 42           College in 1976, earned a BS degree in mechanical
Director since 1997    engineering from Washington University in St. Louis in 1977, and an MBA from the University of Chicago Graduate School of
                       Business in 1980. Mr. Donald joined Monsanto Company in 1977 as a senior market analyst. He joined the agricultural group in 1981 and in 1983 became Market Manager-Canada. In 1986 he became U.S. Product Director for Roundup, and in 1987 was
                       named head of the lawn and garden business. In 1991 he
                       became Vice President, Residential Products Division, and in
                       1992 he became Vice President and General Manager of the
                       Crop Protection Products Division. In 1993 the agricultural group was reorganized on a geographical basis and he was
                       named Group Vice President of the North American Division.
                       In 1994 the division was expanded to include Latin America and Mr. Donald became Group Vice President and General
                       Manager. In 1995 he was named President, Crop Protection and in 1997 assumed his current position of Co-President, Ag
                       Sector. Mr. Donald serves on the executive boards of the
                       American Crop Protection Association, John Burroughs School,
                       and Fair St. Louis. He serves on the boards of Strategic
                       Distribution, Inc., Jackson Laboratories, Lindenwood
                       College, National 4-H Council, National FFA Organization,
                       Carleton College, Opera Theatre of St. Louis, and the
                       Municipal Theatre Association of St. Louis. He is a member of the advisory boards of the Junior League of St. Louis and the St. Louis Butterfly House and serves on the national
                       Advisory Council for Washington University's School of
                       Engineering. He is also a member of the Executive Leadership
                       Council.


       LOGO            Chief Executive Officer, Beiersdorf North America
 Ronald B. Gordon      Mr. Gordon graduated from the University of Pennsylvania in
      Age 54           1964 and received a master's degree from Columbia University
Director since 1995    in 1966. Mr. Gordon worked in brand management and
                       advertising management for Procter & Gamble from 1966 to
                       1983. In 1983, Mr. Gordon joined International Playtex, Inc.
                       as Vice President and General Manager of Playtex Family
                       Products, U.S. He became Senior Vice President and General
                       Manager of U.S. and Canadian Playtex Family Products in 1985
                       and held that position through 1987. Mr. Gordon was
                       Executive Vice President of the Playtex Family Products
                       Corporation from 1988 through 1989. During 1990, Mr. Gordon was an independent executive consultant. Mr. Gordon joined
                       Goody Products, Inc. in 1991 as President and Chief
                       Operating Officer and held that position until 1994. Mr.
                       Gordon founded Gordon Investment Group, a company which
                       finances and oversees start-up businesses, in 1994. In 1997,
                       Mr. Gordon joined Beiersdorf, Inc. as Chief Executive
                       Officer of their North American operations. He is a director of Creative Products Resource, Inc. and an associate trustee of the University of Pennsylvania.

       LOGO            Senior Director, William Blair & Company, L.L.C.
 Edgar D. Jannotta     Mr. Jannotta graduated from Princeton University in 1953 and
      Age 66           after graduation served as an officer in the United States
Director since 1969    Navy. He received a master's degree from Harvard Business
                       School in 1959. Mr. Jannotta joined William Blair & Company in 1959. Mr. Jannotta served as managing partner of William
                       Blair & Company from 1977 until 1995 and as senior partner in 1995. In 1996 William Blair & Company converted from a
                       partnership and became William Blair & Company, L.L.C. Mr.
                       Jannotta became a senior director at that time. He is a
                       director of AAR Corp., Aon Corporation, Bandag,
                       Incorporated, Molex Incorporated, New York Stock Exchange,
                       Inc., Safety-Kleen Corp., and Unicom Corporation. Mr.
                       Jannotta is President and a trustee of Lyric Opera of
                       Chicago and a trustee and Vice-Chairman of the Board of The
                       University of Chicago. He is also a trustee of
                       Rush-Presbyterian-St. Luke's Medical Center, Chicago
                       Historical Society, and Chicago Foundation for Education.

       LOGO            Vice-Chairman of the Board of the Company
 Joseph C. Miller      Mr. Miller graduated from the West Virginia University
      Age 55           School of Business in 1964. After serving as an officer in
Director since 1989    the United States Army, he joined Republic Steel Corporation in 1966. Mr. Miller served as president of Lowes, Inc.,
                       Inland Distributing and Whiteford Transportation Systems. He
                       joined the Company in 1989 as Vice President of Corporate
                       Planning and Marketing. He served as Group Vice President
                       for Sales, Marketing and Distribution from 1990 to 1993. Mr.
                       Miller was Senior Vice President for the Consumer,
                       Industrial & Environmental and Transportation Groups of the
                       Company from 1993 to 1995. He became Vice Chairman of the
                       Board in 1995. Mr. Miller is a director of Key Bank of
                       Indiana and Travelmore, Inc. He is a trustee and Vice
                       Chairman of St. Joseph Care Group and Co-Chairman of the
                       Center of Hope Campaign.

       LOGO            Partner, Sonnenschein Nath & Rosenthal
  Paul J. Miller       Mr. Miller graduated from Yale University in 1950. He
      Age 68           received his law degree from Harvard Law School in 1953. Mr.
Director since 1975    Miller served as an officer in the Judge Advocate General's
                       Corps of the United States Army from 1954 to 1957. He joined
                       Sonnenschein Nath & Rosenthal, attorneys and general counsel to the Company, in 1957. He has been a partner of the firm since 1963.

       LOGO            Professor Emeritus of Geology, Indiana University
  Haydn H. Murray      President, H. H. Murray and Associates
      Age 73           After serving in the military as an officer from 1943 to
Director since 1984    1946, Dr. Murray attended the University of Illinois, from which he received a bachelor's, a master's and a doctorate.
                       Upon completion of his doctorate, Dr. Murray joined Indiana
                       University, becoming Associate Professor in 1954. Dr. Murray joined Georgia Kaolin as its Director of Research and
                       Development in 1957 and held several executive positions
                       including Executive Vice President from 1964 until 1973. He returned to Indiana University as Chairman of the Department of Geology in 1973 and held that position until 1984. He was
                       Professor of Geology from 1984 to 1994 and Professor
                       Emeritus from 1994 to present. In 1994, Dr. Murray formed
                       H.H. Murray and Associates, a consulting firm. He is a
                       trustee of the Grassmann Trust, Union Foundation, and
                       Geological Society of America Foundation and immediate past president of the International Clay Minerals Association.

       LOGO            President, Milwaukee Brewers Baseball Club, Inc.
  Allan H. Selig       Chairman of the Executive Council of Major League Baseball
      Age 63           President and Chairman of the Board, Selig Executive Leasing
Director since 1969    Mr. Selig received a bachelor's degree from the University of Wisconsin in 1956. After two years in the United States
                       Army, Mr. Selig joined Selig Chevrolet, Inc. He served as
                       president of Selig Chevrolet, Inc. from 1984 until 1990.
                       Since 1990 he has served as Chairman of the Board and
                       President of Selig Executive Leasing Company. Mr. Selig
                       became President of the Milwaukee Brewers Baseball Club,
                       Inc. in 1970 and has chaired the Executive Council of Major
                       League Baseball since 1992. Mr. Selig is a director of the
                       Green Bay Packers, Baird Mutual Funds, Greater Milwaukee
                       Committee, University of Wisconsin Medical School, Marcus
                       Corp. and the Milwaukee Club. He is founder and Vice
                       Chairman of Athletes for Youth and co-founder of the Child
                       Abuse Prevention Fund.


                             EXECUTIVE COMPENSATION

     The following table shows, for the fiscal years ended July 31, 1997, 1996 and 1995, the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                   COMPENSATION(7)
                                                ANNUAL COMPENSATION(1)           --------------------
                                         ------------------------------------    RESTRICTED
     NAME AND PRINCIPAL        FISCAL                            OTHER ANNUAL      STOCK       OPTION     ALL OTHER
          POSITION              YEAR      SALARY      BONUS      COMPENSATION    AWARDS(8)     AWARDS    COMPENSATION
     ------------------        ------    --------    --------    ------------    ----------    ------    ------------
Richard M. Jaffee............   1997     $300,000    $120,000      $ 4,832(2)          --       7,500      $155,153(3)(4)
  Chairman and                  1996      300,000          --        4,087             --      20,000       190,065
  Chief Executive Officer       1995      300,000      32,796        4,846             --      22,500       168,012
Norman B. Gershon............   1997     $240,000    $ 36,000           --             --       1,500      $  7,163(5)
  Vice President,               1996      240,000       8,855           --             --       4,000         8,176
  International Operations      1995      225,000       7,500           --             --          --         7,880
Daniel S. Jaffee.............   1997     $169,058    $ 67,623           --             --      15,000      $    375(6)
  President and Chief           1996      154,350      15,187           --             --      40,000           250
  Operating Officer             1995      138,000      13,200           --             --      37,500           250
Michael L. Goldberg..........   1997     $166,417    $ 54,917           --             --       4,500            --
  Vice President and            1996       40,000       3,608      $26,575(8)     $27,250(9)   12,000            --
  Chief Financial Officer       1995           --          --           --             --          --            --
Steven M. Levy...............   1997     $132,150    $ 47,574      $58,935(10)         --       3,750      $    375(6)
  Vice President,               1996      126,150       9,309       58,917(10)         --      10,000           125
  Consumer Products Div.        1995       62,954       5,162       24,447(10)         --       5,000            --

---------------

 (1) Amounts shown include cash compensation earned during the year covered, whether received or deferred at the election of the officer, including amounts earned but deferred at the election of those officers pursuant to the Oil-Dri Corporation of America Deferred Compensation Plan. In the fiscal year ended July 31, 1997, no compensation was deferred by the named executive officers under the provisions of the Plan. Interest on deferred compensation under the Plan is described under the heading, "Remuneration of Directors."

 (2) Interest accrued on income deferred by Richard M. Jaffee under the Company's Key Employee and Director Deferred Compensation Program. This is the amount of interest in excess of 120% of the applicable Federal rate under Internal Revenue Code Section 1274(d).

 (3) The Company provides split dollar joint survivorship life insurance policies in the aggregate amount of $10,000,000 on the lives of Richard M. Jaffee and his wife, with payment to be made on the death of the last to survive. The premiums paid by the Company on the policies, net of dividends, are charged to an open account established by the Company. No interest accrues on the balance of the open account. On the death of the insured, the estate of the deceased is obligated to pay the balance of the deceased's open account in full. The value of the premiums paid by the Company is estimated as if such premiums were advanced to Mr. Jaffee without interest for the actuarially determined period between the Company's payment of the premium and its refund to the Company; such value for the fiscal year ended July 31, 1997, was $128,157.

 (4) $250 represents payments on behalf of Mr. Jaffee by the Company to a defined contribution plan. $20,811 constitutes the economic benefit to Mr. Jaffee of the term life component of the split dollar policies described in Note (3); Mr. Jaffee pays this amount directly to the insurance company as premium and is reimbursed by the Company. $5,935 constitutes the estimated economic benefit for fiscal year 1997 of an agreement between the Company and Mr. Jaffee to pay Mr. Jaffee $300,000 upon his retirement. On death or total disability of Mr. Jaffee during the term of the agreement, the Company has agreed to pay his widow or the Richard M. Jaffee Revocable Trust an amount equal to two fiscal years' compensation based upon the highest amount per fiscal year paid him during the period beginning August 1, 1988.

 (5) Mr. Gershon's compensation includes a cost-of-living factor reflecting the fact that Mr. Gershon is based in Switzerland. $7,163 represents payments on behalf of Mr. Gershon by Oil-Dri, S.A., a subsidiary, to a defined contribution plan.

 (6) Amounts shown represent payments by the Company on behalf of Messrs. Daniel
     S. Jaffee and Steven M. Levy to a defined contribution plan.

 (7) No stock appreciation rights (SARs) or other long-term incentive plan payouts, other than restricted stock and options, were granted or earned by the executive officers in any fiscal year covered by this table.

 (8) In the fiscal year ended July 31, 1996, Mr. Goldberg received a $25,000 hiring bonus.

 (9) The aggregate number of shares of restricted stock held by the named executive officers at July 31, 1997 was 2,000 with an aggregate value of $35,125. Mr. Goldberg was granted 2,000 shares of restricted stock which will be 100% vested two years from the grant date of May 6, 1996, and on which dividends are paid prior to vesting.

(10) Amounts shown include a hiring bonus of $20,000, $10,000 of which was paid in the fiscal year ended July 31, 1995 with the remainder paid in the fiscal year ended July 31, 1996. Mr. Levy was reimbursed for relocation expenses of $36,346, $28,661 and $11,594 in the fiscal years ended July 31, 1997, 1996, and 1995, respectively. In the fiscal years ended July 31, 1997 and 1996 Mr. Levy was reimbursed $16,289 and $14,655 for taxes associated with the reimbursement of these relocation expenses.

STOCK OPTIONS

     Shown in the tables below is information with respect to (i) options to purchase the Company's Stock (as defined below in Note (1)) granted in the fiscal year ended July 31, 1997 to the executive officers named in the "Summary Compensation Table" ("Named Officers") and (ii) unexercised options to purchase the Company's Common Stock or Stock as defined in Note (1) which were held as of July 31, 1997 by the Named Officers. No options were exercised by any of the Named Officers listed below during the 1997 fiscal year.

                               1997 OPTION GRANTS

                                                                                        POTENTIAL REALIZED VALUE
                                                                                        AT ASSUMED ANNUAL RATES
                                NUMBER OF       % OF TOTAL                                   OF STOCK PRICE
                                 SHARES           OPTIONS                               APPRECIATION FOR OPTION
                               UNDERLYING         GRANTED                                       TERM(2)
                                 OPTIONS      TO EMPLOYEES IN   EXERCISE   EXPIRATION   ------------------------
            NAME              GRANTED(1)(3)     FISCAL YEAR     PRICE($)      DATE        5%($)         10%($)
            ----              -------------   ---------------   --------   ----------   ----------    ----------
Richard M. Jaffee...........      7,500             5.16%       $14.875     8/09/06       $ 70,161      $177,802
Norman B. Gershon...........      1,500             1.03         14.875     8/09/06         14,032        35,560
Daniel S. Jaffee............     15,000            10.32         14.875     8/09/06        140,322       355,604
Michael L. Goldberg.........      4,500             3.10         14.875     8/09/06         42,097       106,681
Steven M. Levy..............      3,750             2.58         14.875     8/09/06         35,081        88,901

---------------

(1) All options to purchase the Company's Stock granted in the fiscal year ended July 31, 1997 were issued under the terms of the Oil-Dri Corporation of America 1995 Long Term Incentive Plan. "Stock" as defined in the Plan means Class A Common Stock, except that if no Class A Common Stock is issued and publicly traded on any securities market when options are exercised, the shares awarded would be Common Stock. As of the date of this Proxy Statement, no shares of Class A Common Stock had been issued.

(2) Potential gains are net of exercise price, but before any taxes that may be associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions, and the option holders' continued employment through the term of the option. The amounts reflected in this table may not necessarily be achieved.

(3) The Company's option plans are administered by the Compensation and Stock Option Committee of the Board of Directors. All options granted in the fiscal year ended July 31, 1997 have an exercise price equal to the fair market value on the date of grant and vest over a five year period with 25% vesting on the second anniversary of the grant date and 25% vesting on each of the three anniversary dates thereafter. The Company granted options to purchase an aggregate of 145,375 shares of Stock to employees in fiscal 1997.

(4) No stock appreciation rights (SARs) were granted in the fiscal year covered by this table.

                       OPTION FISCAL YEAR END VALUE TABLE

                                        NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED IN-THE-MONEY
                                          OPTIONS AT FY-END             OPTIONS AT FY-END($)
              NAME(1)                 EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(2)
              -------                 -------------------------   ---------------------------------
Richard M. Jaffee...................       9,000/13,500(3)                            0/0
                                               0/27,500(4)                       0/68,906
Norman B. Gershon...................            1,570/0(3)                        3,081/0
                                                0/5,500(4)                       0/13,781
Daniel S. Jaffee....................      25,562/13,500(3)                        3,065/0
                                               0/55,000(4)                      0/137,813
Michael L. Goldberg.................           0/16,500(4)                       0/59,344
Steven M. Levy......................        2,000/3,000(3)                            0/0
                                               0/13,750(4)                       0/34,453

---------------

(1) No stock appreciation rights (SARs) were exercised in the fiscal year covered by this table or outstanding at July 31, 1997.

(2) The closing price of a share of Common Stock on July 31, 1997 was $17.5625.

(3) Options to purchase shares of Common Stock of the Company.

(4) Options to purchase shares of Stock as defined by the terms of the 1995 Long Term Incentive Plan; see Note (1) under the preceding table "1997 Option Grants."

PENSION PLANS

     The Company's pension plan covering salaried employees is a non-contributory, qualified, defined benefit plan. The plan provides for pensions based on credited years of service and cash compensation (excluding compensation paid under the Company's Incentive Bonus Plan) during the highest paid consecutive five years during the last ten years of employment. The following table presents estimated annual retirement benefits payable upon normal retirement at age 65 and is computed on the basis of a 5-year certain and life annuity. The benefits listed are not subject to a deduction for social security or other offset amounts.

                                   ESTIMATED ANNUAL BENEFITS AT YEARS OF SERVICE INDICATED
   HIGHEST CONSECUTIVE 5-YEAR     ----------------------------------------------------------
      AVERAGE COMPENSATION        15 YRS    20 YRS    25 YRS    30 YRS    35 YRS     40 YRS
--------------------------------  -------   -------   -------   -------   -------   --------
     $125,000...................  $18,200   $24,300   $30,300   $36,400   $36,400   $ 39,300
      150,000...................   22,300    29,800    37,200    44,700    44,700     49,000
      175,000...................   26,500    35,300    44,100    52,900    52,900     58,800
      200,000...................   30,600    40,800    51,000    61,200    61,200     68,500
      225,000...................   34,700    46,300    57,800    69,400    69,500     78,300
      250,000...................   38,800    51,800    64,700    77,700    78,300     88,000
      300,000...................   47,100    62,800    78,500    94,200    95,800    107,500

     The individuals named in the Summary Compensation Table are participants in the Company's pension plan and had compensation as defined in the pension plan for the fiscal year ended July 31, 1997 and number of years of service as of August 1, 1997 under the pension plan as follows: Richard M. Jaffee, $150,000, 39 years; Norman B. Gershon, $150,000, 27 years; Daniel S. Jaffee, $150,000, 9 years; Michael L. Goldberg, $150,000, 1 year; Steven M. Levy, $132,150, 1 year. Messrs. Richard Jaffee, Norman B. Gershon, Daniel S. Jaffee, and Michael L. Goldberg are currently limited to $150,000 because of applicable Internal Revenue

Code Limitations. The limitation of $150,000 for cash compensation became effective for the Company's pension plan on August 1, 1994. Benefits already accrued as of this date for Richard M. Jafee and Norman B. Gershon are not reduced by the change. The Company does not have a supplemental executive retirement program.

REMUNERATION OF DIRECTORS

     Each director of the Company who is not also an officer of the Company receives an annual retainer of $8,000 and also receives a fee of $2,000 for each meeting attended.

     Under the Oil-Dri Corporation of America Deferred Compensation Plan, the Company's directors were entitled to defer all or a portion of their director compensation at an interest rate equal to the Company's long term cost of borrowing from time to time. During the fiscal year ended July 31, 1997, Messrs. Robert D. Jaffee and Edgar D. Jannotta deferred director compensation under this plan.

     In addition to their director remuneration, during the fiscal year ended July 31, 1997, Mr. Robert D. Jaffee, Mr. Haydn H. Murray, and Mr. Ronald B. Gordon were paid $30,000, $12,600 and $12,125 respectively for consulting services.

                      2. A PROPOSAL TO AMEND THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

     The Company's Certificate of Incorporation provides for three classes of stock: Common Stock, with one vote per share, each share of which is entitled to receive cash dividends equal to 133 1/3% of the cash dividends paid on a share of Class B Stock; Class B Stock, with 10 votes per share; and Class A Common Stock, with no voting rights, each share of which is entitled to receive dividends equal to 133 1/3% of the cash dividends paid on a share of Class B Stock. In addition, the sum of dividends on a share of Class A Common Stock and a share of Common Stock must equal at least 133 1/3% of the sum of dividends on a share of Class B Stock and a share of Class A Common Stock. Class B Stock is convertible, on a share-for-share basis, into Common Stock, and is automatically so converted under certain circumstances, including sales or transfer outside of the Jaffee Family or a drop in aggregate Jaffee Family holdings of Class B Stock below designated levels. Generally, in the event of a stock split or stock dividend, holders of Common Stock would receive Common Stock, holders of Class A Common Stock would receive Class A Common Stock, and holders of Class B Stock would receive Class B Stock. Except for voting rights, conversion rights, cash dividends, and stock splits or stock dividends, shares of Common Stock, Class A Common Stock and Class B Stock are equal. As of the record date, no shares of Class A Common Stock are issued and outstanding, nor are there any present plans to issue any shares of Class A Common Stock. As of the record date
shares of Common Stock were outstanding and           shares of Class B Stock
were outstanding.

     The Certificate of Incorporation presently restricts future issuance of authorized Class B Stock to certain share dividends, stock splits, or similar actions. (See Present ARTICLE FOURTH, Section B4b, on Schedule A attached.) The proposed Amendment to the Certificate of Incorporation (see Proposed ARTICLE FOURTH, Section B4b on Schedule A attached) (the "Charter Amendment") will permit future use of Class B Stock as a stock grant or stock award (including pursuant to any stock option, stock incentive, restricted stock, stock bonus, performance share, or similar plan, grant or award) to any member of the Jaffee Family who is at the time of the grant or award an employee, officer or director of the Company or of a more than 50% owned subsidiary of the Company and who is a beneficial owner of Class B Stock, a beneficial owner's spouse, or a parent or lineal descendent (including any adopted child) of any parent of any beneficial owner or of any beneficial owner's spouse. The members of the Jaffee Family are Richard M. Jaffee, Robert D. Jaffee and their Permitted Transferees, as defined below. See "Description of Common Stock, Class B Stock and Class A Common
Stock -- Dividends and Other Distributions."

BOARD REVIEW AND APPROVAL

     At its meeting on October 14, 1997, Mr. Richard M. Jaffee, Chairman, requested that the Board consider an amendment to the Company's Certificate of Incorporation that would permit members of the Jaffee Family working in or serving as a director of the Company to receive shares of Class B Stock instead of shares of Common Stock, in future stock options or other stock grants or awards. He reviewed his own role and contribution over many years in the growth and development of the Company, that of Daniel S. Jaffee, recently elected Chief Executive Officer, and that of other Jaffee Family members working in the Company. He expressed his view that the stability afforded by the Class B Shares held by the Jaffee Family has been an important factor in encouraging and permitting management's focus on the long-term growth of the Company, and he and Mr. Daniel S. Jaffee also expressed their view that this would continue to be important to the Company's future growth.

     Messrs. Richard M. Jaffee, Robert D. Jaffee and Daniel S. Jaffee retired from the meeting and the Board discussed the proposed Charter Amendment. It noted, as it has on previous occasions, the continued commitment of Richard M. Jaffee, Daniel S. Jaffee, and other members of the Richard M. Jaffee Family to the long-term growth of the Company, evidenced both by their active participation in the management of the Company and by the fact that since May 29, 1985, the Richard M. Jaffee Family (i.e., his spouse and children and children's spouses) have not sold any shares of Class B Stock nor any shares of Common Stock. The Board confirmed its view that the Jaffee Family holdings of Class B Stock had contributed to the Company's stability and focus on long-term growth and its expectation that these holdings would continue to do so in the future.

     Against that background, the Board considered whether grants of stock options and other stock grants or awards in shares of Class B Stock to members of the Jaffee Family working in the Company would be a greater incentive to them to increase shareholder value over the long term than would similar stock options, grants and awards in shares of Common Stock. The Board concluded that, even though the Class B Stock pays a lower dividend, grants and awards in Class B Stock would encourage the continuing ownership and control of the Company by the Jaffee Family, particularly the Richard Jaffee Family, consistent with the goal of enabling the Company to continue to be managed on the basis of long-term objectives. The Board confirmed its view that management on that basis had been, and would continue to be, in the best interests of the Company and all of its stockholders. In reaching its conclusion the Board considered the fact that stock options, or other stock grants or awards, in shares of Class B Stock will increase the Jaffee Family holdings of shares of Class B Stock and thus increase the Jaffee Family's ability to keep its holdings above the level at which shares of Class B Stock automatically convert into Common Stock. (See "Sunset Triggers") It concluded that, since such grants would be made as incentives or rewards, and then only after consideration and authorization by the Compensation and Stock Option Committee (or its equivalent), or by the independent members of the Board of Directors, in each case in the exercise of their fiduciary duty, the interests of holders of Common Stock would be properly protected.

     The Board considered, and discussed, a presentation by counsel of the drafts of the Charter Amendment and of preliminary proxy material, copies of which had been furnished to the Board in advance of its meeting. In the course of that discussion, counsel reported that the New York Stock Exchange had advised that the proposed Charter Amendment would not violate its Voting Rights Policy dealing with dual class structures (see "Certain Regulatory Matters").

     After discussion, the Board unanimously (Messrs. Richard M., Robert D., and Daniel S. Jaffee having absented themselves from this portion of the meeting and therefore not voting) concluded that the Charter Amendment would be in the best interests of the Company and its stockholders, including holders of its Common Stock, and is fair to all of the stockholders, and directed that the Charter Amendment be submitted to a vote of the stockholders.

     If the Charter Amendment is approved, and if stockholders approve the proposed '95 Plan Amendment, the stock options granted under the '95 Plan on September 19, 1997, to members of the Jaffee Family will be options on Class B Stock (See "1997 STOCK OPTION GRANTS").

JAFFEE FAMILY

     The members of the Jaffee Family are Richard M. Jaffee, Robert D. Jaffee and their Permitted Transferees, as defined below. See "Description of Common Stock, Class B Stock and Class A Common Stock -- Convertibility and Restrictions on Transfer."

JAFFEE FAMILY MEMBERS -- STOCKHOLDINGS AND OPTIONS

     The following is a table as of September 30, 1997, of the members of the Jaffee Family who are presently directors, officers or employees of the Company, their positions, their stock holdings, and options presently held by them:

                                                                                 OPTIONS TO PURCHASE
                                                                 ----------------------------------------------------
                                                                                                             CLASS B
                                                                         COMMON OR CLASS A STOCK              STOCK
                                                                 ----------------------------------------    -------
    JAFFEE FAMILY                         COMMON     CLASS B        YEAR       # OF     YEAR     EXERCISE     # OF
      MEMBERS(1)           POSITION      STOCK(2)     STOCK      GRANTED(3)   SHARES   EXPIRES    PRICE     SHARES(4)
    -------------          --------      --------   ---------    ----------   ------   -------   --------   ---------
Richard M. Jaffee.....  Chairman           2,392    1,229,674(5)    1994      22,500    2004      $19.38         --
                                                                    1995      20,000    2005       15.13
                                                                    1996       7,500    2006       14.88
Robert D. Jaffee......  Director              --      390,741                     --      --          --         --
Daniel S. Jaffee......  President          3,105       70,943(6)    1988       1,562    1998      $15.60     32,500
                        and CEO                                     1994      15,000    2004       19.00
                                                                    1994      22,500    2004       19.38
                                                                    1995      40,000    2005       15.13
                                                                    1996      15,000    2006       14.88
Heidi Jaffee..........  Corporate              2                    1994       5,000    2004      $19.38        750
                        Attorney                                    1995       2,000    2005       15.13
                                                                    1995         750    2006       14.88
Richard V. Hardin.....  Group VP,         35,653                    1988       1,570    1998      $15.60      1,125
                        Technology                                  1994       2,500    2004       19.38
                                                                    1995       3,000    2005       15.13
                                                                    1996       1,125    2006       14.88
Susan Jaffee Hardin...  Product            4,701       36,361       1996       1,000    2006      $14.75      2,500
                        Compliance
                        Manager
Thomas Cofsky.........  V.P. Logistics,      679                    1988       1,562    1998      $15.60      7,500
                        Quality,                                    1991       5,000    2001       19.00
                        Service                                     1994       7,500    2004       19.38
                                                                    1995      10,000    2005       15.13
                                                                    1996       3,750    2006       14.88
Karen Jaffee Cofsky...  Human                 61       36,360       1988       1,562    1998      $15.60      3,250
                        Resources                                   1994       5,000    2004       19.38
                        Director                                    1995       2,000    2005       15.13
                                                                    1996         750    2006       14.88
Nancy Jaffee..........  (on leave of         343       36,692         --          --      --          --         --
                        absence)

---------------

(1) Richard M. Jaffee is Robert D. Jaffee's brother and the father of Daniel S. Jaffee, Susan Jaffee Hardin, Karen Jaffee Cofsky and Nancy Jaffee. Heidi Jaffee is Daniel S. Jaffee's spouse. Richard V. Hardin is Susan Jaffee Hardin's spouse. Thomas Cofsky is Karen Jaffee Cofsky's spouse.

(2) Excludes shares that can be acquired upon exercise of options.

(3) Options granted in the fiscal year ended July 31, 1997 are those granted in 1996.

(4) Each such option was granted on September 19, 1997, has an exercise price of $17.63 per share and expires on September 19, 2007. If the Charter Amendment and the '95 Plan Amendment are not approved by the stockholders, such options will be on Common or Class A Stock.

(5) Includes 80,709 shares held in a revocable trust of which Richard M. Jaffee's spouse is the grantor and during her lifetime the trustee and sole beneficiary.

(6) Includes 17,291 shares of Class B Stock held by Daniel S. Jaffee as trustee of the Richard M. Jaffee 1993 Annuity Trust and 17,291 shares of Class B Stock held by Daniel S. Jaffee as trustee of the Shirley Jaffee 1993 Annuity Trust.

DESCRIPTION OF COMMON STOCK, CLASS B STOCK AND CLASS A COMMON STOCK

     The following is a summary of the rights, powers and limitations of the Class A Common Stock, as well as of the Common Stock and Class B Stock.:

          A. VOTING RIGHTS. Each share of Class B Stock entitles the holder thereof to ten votes upon each matter upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, while each share of Common Stock has one vote in such matters submitted to a vote of the stockholders. Such matters include election of directors, mergers, asset sales, dissolution and amendments to by-laws or the Certificate of Incorporation. If issued, the shares of the Class A Common Stock generally will have no voting rights (unless provided by the Board of Directors in response to delisting of the Company's stock), except as otherwise required by Delaware law.

          Under Delaware General Corporation Law, any amendments to the Certificate of Incorporation altering or changing the powers, preferences, or special rights of the shares of any class so as to adversely affect them would require the separate approval of the class so affected, as well as the approval of all classes entitled to vote thereon, voting together. These voting rights are specifically included in the Certificate of Incorporation, which also provides, however, that the number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of outstanding shares of Class A Common Stock then outstanding) by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the Common Stock and Class B Stock, without a vote by any holders of Class A Common Stock.

          B. CONVERTIBILITY AND RESTRICTIONS ON TRANSFER. Each share of Class B Stock is convertible on a share for share basis into shares of Common Stock. The Common Stock and the Class A Common Stock are not convertible.

          Shares of Class B Stock are not transferable except to any one or more of the following ("Permitted Transferees"): (i) any beneficial owner thereof; (ii) any beneficial owner's spouse; (iii) any parent or any lineal descendent (including any adopted child) of any parent of any beneficial owner or any beneficial owner's spouse; (iv) any trustee, guardian or custodian for or any executor, administrator or other legal representative of the estate of any of the foregoing; and (v) any general or limited partnership each of the partners of which is any of the persons described in clauses (i) through (iv) and which prohibits transfer of all or any part of any interest in the partnership except to the partnership or to any of such persons.

          If a holder of shares of Class B Stock transfers such shares to anyone other than a Permitted Transferee, that transfer constitutes an election to convert the transferred shares into shares of Common Stock on a share for share basis, and a transfer of those shares of Common Stock.

          C. SUNSET TRIGGERS. The Certificate of Incorporation provides that if shares of Class B Stock owned directly or beneficially by the Jaffee Family (i.e., Richard M. Jaffee, Robert D. Jaffee and their Permitted Transferees) (excluding any shares owned beneficially where beneficial ownership results solely from possession of the power to vote or direct disposition of such shares and where there is no economic interest, including a contingent or future interest in such shares) cease to account for at least twenty percent (20%) of the aggregate of outstanding shares of Common Stock and Class B Stock, shares of Class B Stock automatically convert into and become for all purposes, including voting and dividends, shares of Common Stock. In addition, each share of Class B Stock will automatically convert into a share of Common Stock if, during any continuous period of one year, the Class B Stock, Common Stock and Class A Common Stock owned by the Jaffee Family does not account for at least 10% of the total outstanding shares of Common Stock, Class A Common Stock and Class B Stock.

          D. DIVIDENDS AND OTHER DISTRIBUTIONS. Common Stock is entitled to cash dividends, as and when declared by the Board of Directors, equal to at least 133 1/3% on a per share basis of the cash dividends payable on the Class B Stock. Class A Common Stock would be entitled to cash dividends on a per share basis equal to the cash dividends on Common Stock, and thus the Class A Common Stock would be entitled to the same cash dividend premium over the Class B Stock as that of the Common Stock. In addition, the Certificate of Incorporation provides that, while shares of Common Stock, Class A

     Common Stock and Class B Stock are outstanding, the sum of the cash dividend payable on shares of Common Stock and the cash dividend payable on shares of Class A Common Stock, each on a per share basis, shall in all cases be equal to at least 133 1/3% of the sum of the cash dividend payable on shares of Class B Stock and the cash dividend payable on shares of Class A Common Stock, each on a per share basis.

          Shares of Common Stock, Class A Common Stock, and of Class B Stock are equal in respect of all rights to dividends (other than cash) and distributions, when and as declared, in the form of stock or other property of the Company, except that, in the case of dividends or other distributions payable in stock of the Company (including stock split-ups, divisions, or combinations, but excluding a one time Special Stock Dividend of one share of Class A Common for each outstanding share of Common Stock and Class B Stock), shares of Common Stock, Class A Common Stock, and Class B Stock may be distributed, respectively, only with respect to shares of the same class and as part of a distribution that is prorata to the Company's stockholders and in the same ratio for each class.

          E. PREEMPTIVE RIGHTS. There are no preemptive rights to subscribe to new shares, either currently or in the event of approval of the Charter Amendment.

          F. OTHER RIGHTS. Except as set forth above, each share of the Common Stock, Class B Stock and the Class A Common Stock would have identical powers, dividends, preferences and rights, including the right to share equally on a per share basis in the net proceeds of a liquidation.

ANTI-TAKEOVER EFFECTS OF THE CHARTER AMENDMENT

     The Charter Amendment is not being recommended in response to, and the Company is not aware of, any existing or planned effort on the part of any party to acquire control of the Company by any means or to change the Company's Management. There have been no offers to acquire all or substantially all of the Common Stock, Class B Stock, or assets of the Company. The Charter Amendment is not a part of a plan by the Company's management to adopt a series of amendments to the Certificate of Incorporation which would have anti-takeover effects, and Management does not presently intend to propose anti-takeover measures in future proxy solicitations. However, to the extent stock options or other stock grants or awards are made that are permitted by the Charter Amendment, the shares of Class B Stock issued will increase the Jaffee Family's ability to keep its holdings of shares of Class B Stock above the Sunset Triggers, thus continuing a capital stock structure that operates as an anti-takeover measure. The Company's Certificate of Incorporation and Bylaws do not contain any anti-takeover measure other than the voting power provisions relating to the Company's Class B Stock and the existence of a class of non-voting Class A Common Stock.

CERTAIN REGULATORY MATTERS

     The Common Stock is traded on the New York Stock Exchange ("NYSE"). The Class B Stock is not publicly traded and no shares of Class A Common Stock have been issued. A NYSE policy prohibits, among other things, any corporate action or issuance that disparately reduces or restricts the voting rights of existing shareholders of publicly traded common stock. The NYSE has advised the Company that it does not view the Charter Amendment, permitting a different use of shares of an already authorized Class B Stock, as a violation of the Policy.

     If the Charter Amendment is adopted, the Board of Directors intends to cause the Charter Amendment to be filed with the Secretary of State of Delaware and the Charter Amendment will be effective upon such filing.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY (MESSRS. RICHARD M., ROBERT D., AND DANIEL S. JAFFEE NOT VOTING) RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE CHARTER AMENDMENT.

               3. AMENDMENT TO THE OIL-DRI CORPORATION OF AMERICA
                         1995 LONG-TERM INCENTIVE PLAN

     Contingent upon approval of the Charter Amendment by stockholders, the Board, following a recommendation of the Compensation and Stock Option Committee, has approved an amendment to the '95 Plan (" '95 Plan Amendment") that would permit stock options, stock grants, or other stock awards to Jaffee Family members under the '95 Plan on and after September 19, 1997, to be made in shares of Class B Stock, and would authorize the addition of 500,000 shares for use under the '95 Plan to meet future needs for grants or awards.

     The following summary of the '95 Plan is qualified by reference to the full text of the '95 Plan which is attached as Schedule B to the Proxy Statement:

THE '95 PLAN

     The '95 Plan is designed to attract and retain key employees by motivating them to focus on the long-term success of the Company and encouraging them to identify with the interests of stockholders. At adoption, in August of 1995, and presently, the '95 Plan authorizes a maximum of 500,000 shares of Stock (Class A Common Stock or, if no Class A Common is publicly traded when awards are exercised, Common Stock) for use under the Plan. No Class A Common Stock is presently issued or publicly traded and the Company has no present plans to issue any shares of Class A Common Stock. Awards authorized by the '95 Plan include options (including non-qualified and incentive options), stock appreciation rights, performance shares/units, restricted stock, phantom stock and stock bonuses (collectively called "Stock Awards"). The '95 Plan will terminate on August 10, 2005. The Board can terminate it effective as of an earlier date, but termination of the '95 Plan does not affect outstanding Stock Awards. No individual Grantee may be granted stock options and stock appreciation rights to purchase more than twenty-five percent (25%) of the maximum number of shares of Stock subject to grant under the '95 Plan.

     The '95 Plan as adopted by the Board of Directors on August 10, 1995 and amended on October 31, 1995, was approved by stockholders at their 1995 Annual Meeting. It was amended by the Board on March 14, 1997 and March 19, 1997 to make technical changes in response to changes made after its adoption to Rule 16b-3 of the Securities and Exchange Commission relating to Section 16 of the Securities and Exchange Act of 1934, including a change permitting certain gifts of Stock Awards. (See "Transferability".)

ADMINISTRATION

     The '95 Plan is administered by a Committee composed of three directors of the Company who are Non-Employee Directors within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934. These three Committee members exercise authority with respect to Plan-related transactions involving persons subject to Section 16(b) under the Securities Exchange Act of 1934 (generally, directors, executive officers and 10% stockholders). A fourth member, Paul J. Miller, who is a partner of Sonnenschein Nath & Rosenthal, General Counsel to the Company, participates in other Committee actions. The members of the Committee are appointed by the Board for such terms as the Board determines, and may be removed by the Board at any time. Vacancies in the Committee are filled by the Board.

     The Committee grants Stock Awards, determines their terms and conditions, including performance goals, interprets the '95 Plan, and, in general makes all determinations and rules necessary or advisable for administration of the '95 Plan. Committee determinations on all matters relating to the '95 Plan or to any agreement reflecting a grant or award under the '95 plan ("Award Agreement") are final. No member of the Committee may be held personally liable for any action, determination or interpretation made in good faith with respect to the '95 Plan or any Stock Award.

AMENDMENT OF THE PLAN

     The Board can modify the '95 Plan, without approval of the Company's stockholders, except as such stockholder approval may be required under the listing requirements of any stock exchange on which any of the Company's equity securities are listed, or to retain incentive stock option treatment.

ELIGIBILITY

     Stock Awards may be granted, at the discretion of the Committee, under the Plan to any employee of the Company or of any subsidiary, but it is contemplated that Stock Awards will be made only to approximately forty key employees, including the eight executive officers. In selecting the individuals to whom Stock Awards are granted, as well as in determining the number of shares subject to each grant, the Committee takes into consideration such factors as it deems relevant to accomplish the purpose of the Plan.

STOCK OPTIONS

     The Committee may grant non-qualified options and options qualifying as incentive stock options under Section 422 of the Internal Revenue Code. The option price may not be less than 100% of the fair market value of the Stock on the date of grant. The option term cannot exceed 10 years from date of option. Options may be exercised in one or more installments, commencing not earlier than one year after the date of grant. The option price may be paid in cash, through an exchange of stock (with Committee approval, which has been granted with respect to currently outstanding options) or through a broker-assisted exercise, or any combination thereof.

STOCK APPRECIATION RIGHTS

     The Committee may grant stock appreciation rights ("SARs") on a stand-alone basis or in tandem with shares of Stock subject to an option. If SARs are granted in tandem with shares of Stock subject to an option, then, unless otherwise specified in the applicable Award Agreement, the SARs terminate upon the exercise, expiration, termination, forfeiture or cancellation of such option. SARs are not generally exercisable earlier than the first anniversary of the grant date, and, to the extent identified with an option, may be exercised to the extent such option has become exercisable. Unless otherwise provided in the Award Agreement, the exercise of SARs identified with options shall result in the forfeiture of such option to the extent of the exercise.

PERFORMANCE UNITS AND PERFORMANCE SHARES

     The Committee may grant Performance Units or Performance Shares conditioned on attainment of performance goals, determined by the Committee, during a designated measuring period of no less than one year nor more than five years. At the time of grant the Committee determines maximum payment value of an award. Amounts payable in connection with the exercise of Performance Units may be paid in cash, or, at the Committee's discretion, wholly or partly in Stock. Performance Share Awards are payable in Stock, or, at the Committee's discretion, wholly or in part in cash.

RESTRICTED STOCK

     The Committee may grant shares of restricted stock subject to forfeiture upon termination of employment, or if specified performance goals are not met, or upon failure to satisfy such other restrictions as the Committee may determine.

STOCK BONUS

     The Committee may grant shares of Stock as a bonus.

TRANSFERABILITY

     In general, a Grantee may not sell or otherwise transfer any Stock Award granted under the Plan. However, except in the case of Restricted Stock before it has become non-forfeitable, each Stock Award may be transferred by will or the laws of descent and distribution and each Stock Award other than Restricted Stock or an Incentive Stock Option may be transferred by the Grantee for no consideration to any of the following permissible transferees ("Permissible Transferees"): any member of the Grantee's immediate family, and any general or limited partnership each of the partners of which are members of the Grantee's immediate family and which prohibits a transfer of all or any part of any interest in the partnership except to the partnership or to any of the foregoing; and to such other person or entity, and on such terms and considerations, as the Committee, in its discretion, may permit. Any transferred Award remains subject to the same terms and conditions that applied before the Transfer and the term of an Award is affected in the same manner by the termination of employment of the Grantee regardless of whether the Grantee transferred the Award prior to such termination. Once a Stock Award has been transferred to a Permissible Transferee, it may not be subsequently transferred by the Permissible Transferee without the consent of the Committee.

TERMINATION OF EMPLOYMENT

     The Award Agreement pertaining to each Stock Award sets forth the terms and conditions applicable to such Stock Award upon a termination of employment of the participant Transferor.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is limited to United States federal income tax laws applicable as of September, 1997, to Grantees and Permissible Transferees who are both citizens and residents of the United States.

  A. Options

     Generally, a Grantee receiving an option does not realize any taxable income for federal income tax purposes at the time of grant. The transfer of a non-qualified option to a Permissible Transferee will not result in taxable income to the Grantee or the Permissible Transferee. Upon exercise of a non-qualified option the excess of the fair market value of the Stock on the date of exercise over the option exercise price will be taxable to the Grantee as ordinary income, whether or not the option has been transferred to a Permissible Transferee. Exercise of an incentive stock option ("ISO") is not taxable to the Grantee, other than potential alternative minimum tax on the difference between fair market value on the date of exercise and option exercise price. Upon the sale of stock acquired upon exercise of an ISO, a Grantee will have long term capital gains (or losses) equal to the difference between the sale price and the option exercise price provided the applicable ISO and capital gains holding period requirements are met.

     A Grantee who has not transferred a non-qualified option will have a long or short term capital gain (or loss) upon the subsequent sale of the Stock in an amount equal to the sale price reduced by the fair market value of the Stock on the date the Grantee exercised the option. If shares acquired upon exercise of an option by a Permissible Transferee are later sold or exchanged, then the difference between the sales price and the Permissible Transferee's tax basis for the shares will generally be taxable as long term or short term capital gain or loss (if the stock is a capital asset of the Permissible Transferee).

     Whether the capital gains (or losses) are long or short term depends upon whether the Stock has been held for the applicable long term capital gains holding period. Generally, the long-term capital gains holding period is more than twelve months. However, for Stock sold after July 28, 1997, which was held more than eighteen months, a more favorable, lower long term capital gains rate applies. The tax basis for the shares in the hands of the Permissible Transferee would be the exercise price for the Option plus the amount of the income recognized by the Grantee (or the estate of the Grantee, as the case may be) at the time of exercise. The holding period for purposes of determining whether a capital gain (or loss) is a long or short term capital gain (or loss) commences on the date the option is exercised.

     On exercise of a non-qualified option, the Company is entitled to a tax deduction, in the year in which the Grantee recognizes ordinary income, in the amount of the ordinary income recognized by the Grantee.

  B. SARs, Performance Units, Performance Shares, Restricted Stock, Stock Bonus

     Generally, a Grantee receiving an SAR, performance unit or performance share does not realize any taxable income for federal income tax purposes at the time of grant. The gift of an SAR, performance unit or performance share to a Permissible Transferee will not result in taxable income to the Grantee or the Permissible Transferee. Any cash received by a Permissible Transferee in connection with the exercise of an SAR, Performance Unit or Performance Share and the fair market value of any Stock received in connection with the exercise generally will be taxable as ordinary income to the Grantee at the time of exercise.

     An award of restricted stock will be taxable to a Grantee on the earliest date that it is not subject to substantial risk of forfeiture (unless the Grantee makes an election pursuant to Section 83(b) of the Internal Revenue Code to be taxed immediately upon grant notwithstanding such substantial risk of forfeiture) and, when taxed, will produce taxable income equal to the amount by which the fair market value of the Stock on the date taxed exceeds the amount (if any) paid by the Grantee for the Stock. A stock bonus is taxable on receipt, unless subject to risk of forfeiture, in which event it is treated as restricted stock.

     With respect to SARs, performance units, performance shares, restricted stock and stock bonuses, the Company is entitled to a deduction in the year the Grantee recognizes ordinary income, in the amount of the ordinary income recognized by the Grantee.

CHANGE IN CONTROL

     In the event of a Change in Control (as defined in the Plan), all Stock Awards become immediately and fully exercisable.

PROPOSED AMENDMENT TO '95 PLAN TO PERMIT USE OF CLASS B STOCK AND INCREASE AUTHORIZED SHARES

     If the Charter Amendment is approved by stockholders, it is proposed to amend the '95 Plan (i) to authorize Awards under the Plan to Jaffee Family members who are employees or officers of the Company or its 50% owned subsidiaries to be exercised or made in shares of Class B Stock; and (ii) to increase the maximum number of shares of Stock (including Class B Stock) authorized for use under the '95 Plan to 1,000,000, of which 481,500 have been awarded since the Plan's inception. (Of those shares of Stock awarded, options for 20,000 have been canceled due to termination of the Grantees.) The proposed '95 Plan Amendment also effects a minor technical correction in the Plan.

     Paralleling the existing provisions of the '95 Plan, this proposed '95 Plan Amendment sets the maximum number of shares of Stock (including, in the case of a Jaffee Family member, Class B Stock) that may be granted by stock option and stock appreciation rights to any one person, at twenty-five percent (25%) of the maximum number of shares of stock authorized for grant under the '95 Plan.

SEPTEMBER, 1997 OPTION GRANTS; OPTION GRANTS DURING THE FISCAL YEAR ENDED JULY 31, 1997

     At its meeting on September 19, 1997, the Compensation and Stock Option Committee awarded options covering 131,625 shares under the '95 Plan. Such options awarded to executive officers covered a total of 63,625 shares, including options exercisable on 32,500 shares of Class B Stock awarded to Daniel S. Jaffee and options on 1,125 shares of Class B Stock awarded to Richard
V. Hardin, and options on 9,000 and 7,500 shares of Common Stock or Class A Common Stock awarded to Michael L. Goldberg and Steven M. Levy, respectively. No options were awarded to Richard M. Jaffee or Norman B. Gershon. Awards of options exercisable in Class B Stock were also made to the following Jaffee Family members: Heidi M. Jaffee, 750 shares; Susan Jaffee Hardin, 2,500 shares; Karen Jaffee Cofsky, 3,250 shares; and Thomas Cofsky, 7,500 shares. All options exercisable in Class B Stock were awarded subject to approval by the Company's Board (which has been given, on October 14, 1997) and by the stockholders of the proposed Charter Amendment and of the proposed '95 Plan Amendment, permitting the use of Class B Stock awards to Jaffee Family members under the '95 Plan. Unless these amendments are approved, such options will instead each cover the same number of shares of Common Stock or Class A Common Stock. All other employees of the Company (excluding executive officers and Jaffee Family members) were awarded options on a total of 54,000 shares.

The option price for each option is $17.625. The term of each option is ten years. Twenty-five percent of each grant vests two years following the date of grant and an additional 25% vests on each of the three succeeding anniversaries of the date of that two-year vesting.

     During the fiscal year ended July 31, 1997, options expiring in 2006 were granted on 36,750 shares of Common Stock or Class A Common Stock to all current executive officers as a group (at an exercise price of $14.88) and on 45,125 such shares (at on exercise price of $14.88) and on 57,250 such shares (at an exercise price of $14.75) to all other employees (excluding executive officers and Jaffee Family members). Twenty-five percent of each grant vests two years following the date of grant and an additional 25% vests on each of the three succeeding anniversaries of the date of that two-year vesting.

     For stock and option holdings (including option grants during the fiscal year ended July 31, 1997 and options grants on September 19, 1997) of Jaffee Family members presently working in or serving as directors of the Company, see JAFFEE FAMILY -- STOCKHOLDINGS AND OPTIONS. For option holdings (including option grants during the fiscal year ended July 31, 1997, but excluding the September 19, 1997 grants described above) of Named Executive Officers, see EXECUTIVE COMPENSATION -- STOCK OPTIONS.

BOARD ACTION

     For the reasons stated in its recommendation that shareholders approve the Charter Amendment to permit the use of shares of Class B Stock in Awards to Jaffee Family members working in, or serving as directors of, the Company (see Board Review and Approval), the Board of Directors concluded (Messrs. Richard M., Robert D. and Daniel S. Jaffee having absented themselves from the Meeting and therefore not voting) that it is in the best interests of the Company and its stockholders to permit the use of shares of Class B Stock in Awards to Jaffee Family members under the '95 Plan, including the use of those shares in the September 19, 1997, option grants to Jaffee Family members made by the Compensation and Stock Option Committee contingent on stockholder approval of the Charter Amendment and this proposed '95 Plan Amendment.

     The Board of Directors also believes that it is in the best interests of the Company and its stockholders to authorize an additional 500,000 shares for use under the '95 Plan to meet future needs for grants or awards that will fulfill the purposes of that Plan. A maximum of 500,000 shares (Class A Common Stock or Common Stock, if Class A Common Stock is not issued and publicly traded at the time of exercise) was authorized for use under the '95 Plan. At September 19, 1997, and including grants on that date, stock options on an aggregate of 456,000 shares are outstanding under the '95 Plan, and grants totaling 5,500 shares of restricted stock have been made under the '95 Plan. There have been no exercises of options under the '95 Plan. Thus, an aggregate of 38,500 shares remain available for use under the '95 Plan.

     At its meeting on September 19, 1997, the Compensation and Stock Option Committee considered the number of shares (38,500) remaining available, the fact that the '95 Plan would not terminate until August 9, 2005, and the fact that over the coming years continued Awards under the '95 Plan would be needed to provide the focus and incentive which the '95 Plan is designed to provide. It concluded that an additional 500,000 shares (consisting of Common Stock, Class A Common Stock and/or Class B Stock) should be authorized for use under the '95 Plan and recommended that the Board approve the addition of 500,000 shares for that use, subject to approval by shareholders. At its meeting on October 14, 1997, the Board gave its approval, subject to approval of Stockholders at their 1997 Annual Meeting.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS (MESSRS. RICHARD M., ROBERT D. AND DANIEL S. JAFFEE NOT VOTING) UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE OIL-DRI CORPORATION OF AMERICA 1995 LONG-TERM INCENTIVE PLAN.

                         REPORT OF THE COMPENSATION AND
                             STOCK OPTION COMMITTEE
                                       OF
                         OIL-DRI CORPORATION OF AMERICA
                                       ON
                             EXECUTIVE COMPENSATION

COMPENSATION POLICY

     Oil-Dri's compensation policy, approved by its Compensation and Stock Option Committee, is to provide its executive officers and other salaried employees with compensation opportunities competitive with comparable size companies, reflecting annual incentive opportunities commensurate with Company performance and level of responsibility, while allowing for recognition of divisional and individual performance. In determining the marketplace, Oil-Dri refers to salary surveys prepared and published by several large consulting firms. The companies represented in the surveys, which participate on a voluntary basis, are not the same group as that included in the Peer Group on the Performance Graph. On occasion the Company also uses the services of outside consultants. Using these sources, the Company sets its compensation policy to reflect the median of the marketplace. Further aligning compensation with overall Company performance, Oil-Dri makes periodic awards of stock options and restricted stock to key management officers and employees. This policy, the components of compensation which implement it, and its administration, continued in fiscal 1997 essentially unchanged from those reported in fiscal 1996. While the basic policy continues in fiscal 1998, adjustments have been made to the annual cash incentive plan to link annual bonuses not solely to corporate performance in meeting overall Company objectives, but also more directly to divisional and individual performance in meeting prescribed divisional and individual objectives. Management believes, and the Committee agrees, that this will provide greater incentive to achieve goals by permitting each participant to better evaluate the impact of his or her efforts on bonus amounts while permitting management to improve accountability for meeting prescribed goals.

     At present compensation levels, and given the performance based nature of stock option awards under the Company's 1995 Long Term Incentive Plan, limitations on federal income tax deductibility of a top officer's compensation in excess of $1,000,000 have no impact. In general, the Company favors the preservation of tax deductibility, but reserves the right to reconsider this position.

COMPENSATION COMPONENTS

     Cash compensation for non-sales employees has two components, base salary and annual incentive bonus. (Sales employees generally have a third component -- bonus related to sales objective). For divisional employees, the largest percentage of incentive bonuses is based on divisional performance against divisional objectives; the next largest component is based on overall corporate performance against corporate objectives; and the remainder on individual achievement of preagreed individual objectives. For non-divisional employees (including all but three of the executive officers) bonus is tied predominately to overall corporate performance against corporate targets, the remainder tied to individual achievement of preagreed individual objectives. The Company has a number of salary grades reflecting differing levels of responsibility. For each salary grade, a minimum and maximum salary range is established based on a survey of comparable-sized companies. Incentive compensation is a target bonus equal to a percentage of the individual's annual base salary. This percentage is determined by the salary grade which reflects the level of responsibility and expected contribution of the position to the Company's financial results. For the individual's target to be fully achieved, Oil-Dri must meet projected overall corporate financial goals which are reviewed by the Compensation and Stock Option Committee and the individual's divisional and individual target goals must be met ("Plan"). Minimum and maximum payouts are set in relation to the achievement of these combined financial goals. In the fiscal year ended July 31, 1997, the Company achieved its financial goals under the Plan and, as a result, an aggregate of approximately $1,820,000 in bonus was paid.

     The annual incentive plan is designed to require communication to employees of expectations for Company performance and for potential individual rewards. As adjusted for 1998, it will provide significant rewards to divisional employees upon achievement of divisional sales and pretax earnings goals which will affect Oil-Dri's overall performance, to non-divisional employees (including all but three of the executive officers) based upon achievement of overall corporate sales and pretax earnings performance, and to all employees at higher responsibility levels (including all executive officers) upon achievement of individual goals. The fiscal 1998 Incentive Bonus program provides that no bonus is payable (other than the component related to individual goals) unless a minimum Company performance threshold is achieved. Management believes, and the Committee agrees, that this Plan will better link Company performance and total annual pay. It provides for broad based participation, so that each salaried employee recognizes that he or she can contribute to the Company's success.

ADMINISTRATION OF THE COMPENSATION PROGRAM

     During the year there is a review of employee performance and progress. At least once a year employee performance is documented and plans for employee development are discussed. At that review the employee's salary is reviewed and, based on the position of the salary within the salary range and the performance of the individual, a base salary change may, but will not necessarily, be recommended. On the basis of that review, any adjustment to reflect the employee's performance in incentive bonus is also determined.

     The Compensation and Stock Option Committee reviews, and generally oversees the Company's compensation program. The Company reviews with the Compensation and Stock Option Committee the prior year's salary results for the various base salary ranges and incentive bonus targets, and reviews the base salary ranges and the target bonus percentages for the coming year. In reviewing target bonus percentages for the coming fiscal year, the Company presents its earnings expectations for that year. For the fiscal year ending July 31, 1998, the Company recommended and the Compensation and Stock Option Committee approved adoption of a corporate pre-tax earnings target, after giving effect to bonus payments, and a corporate sales target, with no bonus payable with respect to the earnings target unless a minimum of 80% of Plan is achieved and no bonus payable with respect to the sales target unless a minimum of 90% of Plan is achieved. No individual bonus of more than 200% of individual target bonus can be paid. Company recommendations for stock option grants and restricted stock grants to be made from time to time are reviewed with, and approved by, the Compensation and Stock Option Committee.

1995 LONG TERM INCENTIVE PLAN

     At its meeting on September 19, 1997, the Committee reviewed management's proposal for fiscal 1998 grants of stock options under the 1995 Long Term Incentive Plan ('95 Plan) and reviewed grants of restricted stock under the '95 Plan. It noted the small number of shares that would be available for future grants under the '95 Plan after those grants. It also reviewed a proposal, to be presented to the Board at its October 14, 1997 meeting, to amend the Company's Certificate of Incorporation to permit the use of Class B Stock in grants of stock options and other stock awards to members of the Jaffee Family who are employees, officers or directors of the Company or any of its 50% owned subsidiaries and an amendment to the '95 Plan to permit such grants to Jaffee Family members who are employees or officers. The Committee authorized the fiscal 1998 stock option grants substantially as proposed by management and concluded, and recommended to the Board, that an additional 500,000 shares of stock should be authorized for use under the '95 Plan so that the Company could continue to attract and retain key employees. With respect to the proposed amendment to the '95 Plan to authorize the use of Class B Shares, it received the report of an independent consultant which concluded that the total cash compensation of each of Richard M. Jaffee, Chairman, Richard Hardin, Group Vice President, Technology; Thomas Cofsky, Vice President, Logistics, Quality Service; and Karen Jaffee Cofsky, Director, Human Resources was competitive and reasonable and that the total cash compensation of Daniel S. Jaffee, President, Chief Executive Officer should be increased. (The report did not include Heidi Jaffee and Susan Jaffee Hardin, part-time employees of the Company.) It concluded that the grant of Class B Stock options or awards to members of the Jaffee Family would be a greater incentive to them to increase shareholder value over the long term than would options, grants, or awards in shares of Common Stock and recommended to the Board that it amend the '95 Plan to permit this use of Class B Stock subject to shareholder approval of the proposed amendment to the Certificate of Incorporation and of such amendment to the '95 Plan. Subject to such Board and shareholder approval, it made the fiscal 1998 stock option grants to Jaffee Family members in shares of Class B Stock.

     The Committee reviewed and set fiscal 1998 compensation of Mr. Daniel S. Jaffee as the Chief Executive Officer of the Company, a position he assumed at the beginning of fiscal 1998. Reflecting that promotion, and on the basis of his performance and achievements as Chief Operating Officer and the significant impact of that performance on fiscal 1997 results, the Committee set Mr. Daniel
S. Jaffee's base salary at $225,000, noting that, in keeping with his belief in tailoring reward to performance, he would participate in Oil-Dri's annual cash bonus incentive plan. In doing so, it also considered the conclusion of the report of the independent consultant referred to above, that, as Chief Executive Officer, the total cash compensation of Daniel S. Jaffee should be increased.

     The Committee determined that the compensation of Mr. Richard M. Jaffee, Chairman and Chief Executive Officer, for the fiscal year ended July 31, 1997 had been established and administered in a manner consistent with that described above. In doing so, it reviewed the Company's strategic and financial goals, Mr. Jaffee's personal performance during the year as Chairman and Chief Executive Officer, the Company's performance, and the strong correlation that exists between the Company's performance and Mr. Jaffee's efforts. The Committee determined that Mr. Jaffee's base salary as Chairman for fiscal 1998 should remain at $300,000. He will not participate this year in the Incentive Bonus program described above.

                                          COMPENSATION AND
                                          STOCK OPTION COMMITTEE
                                          Allan H. Selig, Chairman
                                          J. Steven Cole
                                          Ronald B. Gordon
                                          Paul J. Miller

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Selig, a director of the Company and a member of the Compensation and Stock Option Committee, is President of Selig Executive Leasing Company. During the fiscal year ended July 31, 1997, the Company paid a subsidiary of Selig Executive Leasing Co. an aggregate of $10,570 in connection with the leasing by the Company of automobiles from such subsidiary. The Company is obligated under the leases to make payments aggregating $5,627 in each of fiscal years 1998 and 1999. The Company believes that the leases are on terms no less favorable than would be available from a disinterested third party. Mr. Miller, a director of the Company and a member of the Compensation and Stock Option Committee, is a partner of Sonnenschein Nath & Rosenthal, general counsel to the Company. Mr. Miller does not participate in Committee actions involving employees subject to
Section 16(b) of the Securities Exchange Act of 1934.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly cumulative total shareholders' return on the Company's Common Stock against the yearly cumulative total return of the Russell 2000 and the Russell 2000 Materials and Processing Economic Sector Index (Peer Group). The graph assumes that the value of the investment in the Company's Common Stock, the Russell 2000 Index and the Russell 2000 Materials and Processing Economic Sector Index was $100 on July 31, 1992 and that all dividends were reinvested.

                       FIVE YEAR CUMULATIVE TOTAL RETURNS
                         OIL-DRI CORPORATION OF AMERICA

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)                ODC            RUSELL 2000        PEER GROUP
1992                                           100.00             100.00             100.00
1993                                           146.10             123.41             119.28
1994                                           112.84             129.18             128.61
1995                                            98.87             161.38             147.67
1996                                            92.88             172.53             151.19
1997                                           116.96             230.14             194.94

                               OTHER INFORMATION
INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected Blackman Kallick Bartelstein as its independent public accountants for the current fiscal year. Blackman Kallick Bartelstein served in such capacity for the fiscal year ended July 31, 1997. Representatives of Blackman Kallick Bartelstein will be present at the Annual Meeting with an opportunity to make a statement if they so desire and to answer questions that any stockholder may have.

ANNUAL REPORT ON FORM 10-K

     This Proxy Statement does not include information regarding executive officers called for by Item 401(b) of Regulation S-K because such information was furnished in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, and such information is incorporated herein by reference thereto. The Company's Annual Report on Form 10-K was filed with the Securities
and Exchange Commission on October   , 1997. EACH STOCKHOLDER MAY OBTAIN A COPY
OF THE COMPANY'S 1997 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FROM THE COMPANY AT NO CHARGE BY WRITTEN REQUEST TO THE OFFICE OF STOCKHOLDER RELATIONS, OIL-DRI CORPORATION OF AMERICA, 410 NORTH MICHIGAN AVENUE, SUITE 400, CHICAGO, ILLINOIS 60611.

STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in proxy material for the 1998 Annual Meeting of Stockholders should be addressed to the Office of Stockholder Relations, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611, and must be received before July 6, 1998.

                                4. OTHER MATTERS

     At this time, the Board of Directors is not aware of any matters not referred to herein which might be presented for action at the meeting. However, if any other business should come before the meeting, votes may be cast in respect to such matters in accordance with the best judgment of the person or persons acting under the proxies.

                                          By Order of the Board of Directors

                                                           LOGO

                                          RICHARD M. JAFFEE
                                          Chairman of the Board

Chicago, Illinois
November 3, 1997

                                   SCHEDULE A

PRESENT ARTICLE FOURTH, SECTION B, PARAGRAPH 4, SUBPARAGRAPH B.

4. ISSUANCE OF THE CLASS B STOCK.

     B. SUBSEQUENT ISSUANCE. After expiration of the period for initial issuance as provided in subparagraph a of this paragraph 4, the Corporation may only issue shares of the Class B Stock in the form of a distribution or distributions pursuant to one or more stock dividends on or stock split-ups of the shares of the Class B Stock, or pursuant to any other distribution which is intended to be pro-rata to the Corporation's stockholders, and only to the then holders of the outstanding shares of the Class B Stock in conjunction with and in the same ratio as a stock dividend on or a stock split-up or other distribution of the shares of the Class A Common Stock (if Class A Common Stock has been issued prior to such stock dividend, stock split or other distribution) and Common Stock (any such issuance being a "Subsequent Issuance").

PROPOSED ARTICLE FOURTH, SECTION B, PARAGRAPH 4, SUBPARAGRAPH B (CHANGES IN BOLDFACE)

4. ISSUANCE OF THE CLASS B STOCK.

     B. SUBSEQUENT ISSUANCE. After expiration of the period for initial issuance as provided in subparagraph a of this paragraph 4, the Corporation may only issue shares of the Class B Stock: (i) in the form of a distribution or distributions pursuant to one or more stock dividends on or stock split-ups of the shares of the Class B Stock, or pursuant to any other distribution which is intended to be pro-rata to the Corporation's stockholders, and only to the then holders of the outstanding shares of the Class B Stock in conjunction with and in the same ratio as a stock dividend on or a stock split-up or other distribution of the shares of the Class A Common Stock (if Class A Common Stock has been issued prior to such stock dividend, stock split or other distribution) and Common Stock; OR (II) AS A STOCK GRANT OR STOCK AWARD (INCLUDING, WITHOUT LIMITATION, PURSUANT TO ANY STOCK OPTION, STOCK INCENTIVE, RESTRICTED STOCK, STOCK BONUS, PERFORMANCE SHARE, OR SIMILAR PLAN, GRANT OR AWARD), TO ANY PERMITTED TRANSFEREE (AS DEFINED IN ARTICLE FOURTH, PARAGRAPH 6, SUBPARAGRAPH C) WHO IS WITHIN CLAUSES (I), (II) OR (III) OF SUCH DEFINITION AND WHO IS AN EMPLOYEE, OFFICER, OR DIRECTOR OF THE CORPORATION OR OF ANY SUBSIDIARY OF THE CORPORATION MORE THAN 50% OF WHICH IS OWNED BY THE CORPORATION (any such issuance being a "Subsequent Issuance").

                                   SCHEDULE B

                         OIL-DRI CORPORATION OF AMERICA
                         1995 LONG-TERM INCENTIVE PLAN
                                  (AS AMENDED)

         (PROPOSED ADDITIONS UNDERSCORED; PROPOSED DELETIONS LINED OUT)

     1. Establishment, Purpose and Effective Date and Termination of the Oil-Dri Corporation of America 1988 Stock Option Plan.

     (a) Establishment. The Company hereby establishes the Oil-Dri Corporation of America 1995 Long-Term Incentive Plan ("Plan").

     (b) Purpose. The primary purpose of the Plan is to provide a means by which key employees of the Company and its Subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and its Subsidiaries and their desire to remain employed by the Company and its Subsidiaries, focusing their attention on managing the Company as an equity owner, and aligning their interests with those of the Company's stockholders. The Plan also is intended to attract and retain key employees and to provide such employees with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its Subsidiaries.

     (c) Effective Date. The Plan shall become effective upon its adoption by the Board, subject to the approval of the votes of a majority of the shares of Common Stock and Class B Stock of the Company voting together present or represented by proxy at the 1995 annual meeting of stockholders. Until such approval shall have been obtained, no Option, stock appreciation right, or performance unit shall be exercised, no stock bonus shall be granted, no performance share shall be paid, and no shares of restricted stock shall become nonforfeitable. If such shareholder approval is not obtained at the 1995 annual meeting of shareholders, all Awards shall automatically become null and void and no further Awards shall be granted.

     (d) Termination of the Oil-Dri Corporation of America 1988 Stock Option Plan. Effective upon stockholder approval of this Plan, the Oil-Dri Corporation of America 1988 Stock Option Plan shall terminate and the shares of Stock allotted for stock option grants under that plan, which are not the subject of outstanding options granted under that plan, shall not be available for the granting of any further options or other awards under that plan or any other employee or director plan or arrangement of the Company. The options outstanding under the Oil-Dri Corporation of America 1988 Stock Option Plan shall remain outstanding and exercisable in accordance with their respective terms.

     2. Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          (a) "Award" means Options, shares of restricted Stock, stock appreciation rights, performance units, or performance shares stock bonuses or shares of phantom stock granted under the Plan.

          (b) "Award Agreement" means the written agreement by which an Award is evidenced.

          (c) "Beneficial Owner," "Beneficially Owned," "Beneficially Owning," and "Beneficial Ownership" shall have the meanings applicable under Rule 13d-3 promulgated under the 1934 Act.

          (d) "Board" means the board of directors of the Company.

          (e) "Change in Capitalization" means any increase or reduction in the number of shares of Stock, or any change in the shares of Stock or exchange of shares of Stock for a different number or kind of shares or other securities by reason of a stock dividend (either as a dividend of the same class of Stock or as a dividend of a different class of Stock), stock split, reverse stock split, share combination, reclassification, recapitalization, merger, consolidation, spin-off, split-up, reorganization, issuance of warrants or rights, liquidation, exchange of shares, repurchase of shares, change in corporate structure, or similar event, of or by the Company.

        (f) "Change of Control" means any of the following:

             (i) Class B Stock, together with the Common Stock held by the Beneficial Owner of the Class B Stock, has less than 50% of the Voting Power of the Company, and

                (A) the acquisition by any person or group of Beneficial Ownership of stock possessing more than 20% of the Voting Power of the Company, except that (i) no such person or group shall be deemed to own beneficially (a) any securities acquired directly from the Company pursuant to a written agreement with the Company, or (b) any securities held by the Company or a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, and (ii) no Change of Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then-outstanding common shares of such corporation and the Voting Power of such corporation are then Beneficially Owned, directly or indirectly, by the persons who were the Beneficial Owners of the Stock and voting securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the then outstanding Stock or the Voting Power of the Company, as the case may be; or

                (B) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the 1934 Act); or

             (ii) approval by the stockholders of the Company of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective Beneficial Owners of the Stock and Voting Power of the Company immediately before such merger, reorganization or consolidation do not, immediately after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding common shares and the Voting Power of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company.

     For purposes of this definition, "person" means such terms as used in SEC Rule 13d-5(b) under the 1934 Act, and "group" means two or more persons acting together in such a way to be deemed a person for purposes of Section 13(d) of the 1934 Act.

     Notwithstanding the foregoing, a Change of Control shall be deemed not to have occurred with respect to any Grantee or Transferee with respect to an Award initially issued to such Grantee if such Grantee is, by written agreement, a participant on such Grantee's own behalf in a transaction in which the persons (or their affiliates) with whom such Grantee has the written agreement cause the Change of Control to occur and, pursuant to the written agreement, the Grantee has or is to acquire an equity interest in the resulting entity.

          (g) "Committee" means the committee of the Board appointed pursuant to
     Article 4.

          (h) "Company" means Oil-Dri Corporation of America, a Delaware corporation.

          (i) "Disability" means for purposes of the exercise of an incentive stock option, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the duties to which such Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration.

          (j) "Effective Date" means the date that the Plan is adopted by the Board.

          (k) "Fair Market Value" of any security of the Company or any other issuer means, as of any applicable date:

             (i) if the security is listed for trading on the New York Stock Exchange, the closing price, regular way, of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

             (ii) if the security is not so listed, but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market Systems ("NASDAQ/NMS"), the closing price, regular way, of the security on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

             (iii) if the security is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported, or


             (iv) if the security is not listed for trading on a national securities exchange or is not authorized for quotation on NASDAQ/NMS or NASDAQ, the fair market value of the Common Stock security of the Company as determined in good faith by the above terms Committee.


          (l) "Grant Date" means the date of grant of an Award determined in accordance with Article 6.

          (m) "Grantee" means an individual who has been granted an Award.

          (n) "Holder" means a person who holds an Award, either as a Grantee or a Transferee.

          (o) "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Internal Revenue Code and designated by the Committee as an Incentive Stock Option.

          (p) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular Section of the Internal Revenue Code shall include references to successor provisions.


          (q) "Jaffee Family" means Richard M. Jaffee, Robert D. Jaffee and any other person who is a beneficial owner of Class B Stock, a beneficial owner's spouse, or a parent or lineal descendent (including any adopted child) of any parent of any beneficial owner or of any beneficial owner's spouse.


          (r) "Measuring Period" has the meaning specified in Article
     6(f)(ii)(B).

          (rs) "Minimum Consideration" means the $.10 par value per share of Stock or such larger amount determined pursuant to resolution of the Board to be capital within the meaning of Section 154 of the Delaware General Corporation Law.

          (st) "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (ut) "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option or other type of statutory stock option under the Internal Revenue Code.

          (yu) "Option" means an option to purchase Stock granted under the Plan.

          (wv) "Option Price" means the per share purchase price of (i) Stock subject to an Option or (ii) restricted Stock subject to an Option.

          (xw) "Performance Goals" has the meaning set forth in Article 6(j).

          (yx) "Performance Percentage" has the meaning specified in Article 6(f)(ii)(C).

          (zy) "Person" means a person within the meaning of Sections 13(d) or 14(d) of the 1934 Act.

          (aaz) "Plan" has the meaning set forth in Article 1(a).

          (bbaa) "SEC" means the Securities and Exchange Commission.

          (ccbb) "Section 16 Grantee" means a person subject to potential liability with respect to equity securities of the Company under Section 16(b) of the 1934 Act.


          (ddcc) "Stock" means Class A Common Stock or if no Class A Common Stock is issued and publicly traded on any securities market described in
     Article 2(k) above, then Common Stock par value $.10 per share, of the Company and, with respect to any Award made in shares of Class B Stock to a member of the Jaffee Family who is an employee of the Company or one of its Subsidiaries that is more than 50% owned by the Company, Class B Stock. Class A Common Stock, Class B Stock and Common Stock shall have the meaning as provided in the Company's Certificate of Incorporation.


          (eedd) "Subsidiary" means for purposes of grants of incentive stock options, a corporation as defined in Section 424(f) of the Internal Revenue Code, with the Company being treated as the employer corporation for purposes of this definition and, for all other purposes, a corporation with respect to which the Company owns, directly or indirectly, 25% of the then-outstanding common shares.

          (ffee) "10% Owner" means a person who owns stock (including stock treated as owned under Section 424(d) of the Internal Revenue Code) possessing more than 10% of the Voting Power of the Company.

          (ggff) "Transferee" means a person who is the Holder of an Award as the result of a transfer of the Award in accordance with the terms of the Award and the Plan.

          (hhgg) "Termination of Employment" occurs the first day on which an individual is for any reason no longer employed by the Company or any of its Subsidiaries, or with respect to an individual who is an employee of a Subsidiary, the first day on which the Company no longer owns Voting Securities possessing at least 25% of the Voting Power of such Subsidiary.

          (iihh) "Voting Power" means the combined voting power of the then outstanding Voting Securities.

          (jjii) "Voting Securities" means, with respect to the Company or any Subsidiary, any securities issued by the Company or such Subsidiary, respectively, which generally entitle the holder thereof to vote for the election of directors of the Company.

     3. Scope of the Plan.


          (a) Number of Shares Available Under the Plan. The maximum number of shares of Stock that may be made the subject of Awards granted under the Plan is 500,000 1,000,000 (or the number and kind of shares of Stock or other securities to which such shares of Stock are adjusted upon a Change in Capitalization pursuant to Article 18). The Company shall reserve for the purpose of the Plan, out of its authorized but unissued shares of Stock or out of shares held in the Company's treasury, or partly out of each, such number of shares as shall be determined by the Board. The Board shall have the authority to cause the Company to purchase from time to time shares of Stock to be held as treasury shares and used for or in connection with Awards.


          (b) Reduction in the Available Shares in Connection with Awards Grants. Upon the grant of an Award, the number of shares of Stock available under Article 3(a) for the granting of further Awards shall be reduced as follows:

             (i) Performance Units Denominated in Dollars. In connection with the granting of each performance unit denominated in dollars, the number of shares of Stock available under Article 3(a) for the granting of further Awards shall be reduced by the quotient of (x) the dollar amount represented by the performance unit divided by (y) the Fair Market Value of a share of Stock on the date immediately preceding the Grant Date of the performance unit.

             (ii) Other Awards. In connection with the granting of each Award, other than a performance unit denominated in dollars, the number of shares of Stock available under Article 3(a) for the granting of further Awards shall be reduced by a number of shares equal to the number of shares of Stock in respect of which the Award is granted or denominated.

     Notwithstanding the foregoing, where two or more Awards are granted with respect to the same shares of Stock, such shares shall be taken into account only once for purposes of this Article 3(b).

     (c) Effect of the Expiration or Termination of Awards. If and to the extent an Award expires, terminates or is canceled or forfeited for any reason without having been exercised in full (including, without limitation, a cancellation of an Option pursuant to Article 4(c)(vi)), the shares of Stock associated with the expired, terminated, canceled or forfeited portion of the Award (to the extent the number of shares available for the granting of Awards was reduced pursuant to Article 3(b)) shall again become available for Awards under the Plan.

     In addition, during the period that any Awards remain outstanding under the Plan the Committee may make good faith adjustments with respect to the number of shares of Stock attributable to such Awards for purposes of calculating the maximum number of shares available for the granting of future Awards under the Plan.

     (d) Maximum Number of Options and Stock Appreciation Rights to any Individual Grantee. No individual Grantee may be granted Options and stock appreciation rights to purchase more than one-fourth of the maximum number of shares of Stock that may be made subject of Awards under the Plan as set forth in Article 3(a).

     4. Administration.

     (a) Committee Administration. Subject to Article 4(b), the Plan shall be administered by the Committee, which shall consist of not less than three "disinterested persons" within the meaning of Rule 16b-3 under the 1934 Act; provided, however, that the membership of the Committee shall be subject to such changes (including, if appropriate, a change in the minimum number of members of the Committee) as the Board deems appropriate and permissible to permit transactions pursuant to the Plan to be exempt from potential liability under
Section 16(b) of the 1934 Act.

     (b) Board Reservation and Delegation. The Board may, in its discretion, reserve to itself or delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to Awards to Grantees who are not Section 16 Grantees at the time any such delegated authority or responsibility is exercised. Such other committee may consist of one or more directors who may, but need not be, officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has reserved to itself or delegated the authority and responsibility of the Committee to such other committee, all references to the Committee in the Plan shall be to the Board or to such other committee.

     (c) Committee Authority. The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, as follows:

          (i) to grant Awards,

          (ii) to determine (A) when Awards may be granted and (B) whether or not specific Awards shall be identified with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards,

          (iii) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan,

          (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan, including without limitation, rules with respect to the exercisability and non-forfeitability of Awards upon the Termination of Employment of a Grantee regardless of whether the Award is held by such Grantee or a Transferee of an Award initially issued to such Grantee,

          (v) to determine the terms and provisions of the Award Agreements, including Performance Goals, if any, which need not be identical and, with the consent of the Holder, to modify any such Award Agreement at anytime, provided that the consent of the Holder shall not be required for any amendment which (A) does not adversely affect the rights of the Holder, or
     (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law, regulation, ruling or judicial decision; provided that any such change shall be applicable only to Awards which have not been exercised;

          (vi) to cancel, with consent of the Holder, outstanding Awards,

          (vii) to accelerate or extend (subject to Article 6(a)(ii)) the time during which any Award or Grant of Award may be exercised and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award,

          (viii) to make such adjustment or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan,

          (ix) to authorize any action of or make any determination by the Company as the Committee shall deem necessary or advisable for carrying out the purposes of the Plan, and

          (x) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof deem appropriate, including, without limitation, requiring simultaneous exercise of related identified Awards, and limiting the percentage of Awards which may from time to time be exercised by a Holder.

     (d) Committee Determinations Final. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

     5. Eligibility. Awards may be granted to any employee of the Company or any of its Subsidiaries. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

     6. Conditions to Grants.

     (a) General Conditions.

          (i) The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

          (ii) The term of each Award (subject to Article 6(c) with respect to Incentive Stock Options) shall be a period of not more than ten years from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement.

          (iii) The Committee may grant Awards with terms and conditions which differ among the Grantees thereof. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

     (b) Grant of Options and Option Price. The Committee may, in its discretion, grant Options to acquire unrestricted Stock or restricted Stock to any employee eligible under Article 5 to receive Awards. No later than the Grant Date of any Option, the Committee shall determine the Option Price which shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date.

     (c) Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may designate that such Option shall be an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

          (i) shall have an Option Price of (A) not less than 100% of the Fair Market Value of the Stock on the Grant Date or (B) in the case of a 10% Owner, not less than 110% of the Fair Market Value of the Stock on the Grant Date;

          (ii) shall have a term of not more than ten years (five years, in the case of 10% Owner) from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

          (iii) shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at its Grant Date) of Stock with respect to which Incentive Stock Options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee's employer or any parent or subsidiary thereof ("Other Plans")), determined in accordance with the provisions of
     Section 422 of the Internal Revenue Code, which exceeds $100,000 (the "$100,000 Limit");

          (iv) shall, if, with respect to any grant, the aggregate Fair Market Value of Stock (determined on the Grant Date) of all Incentive Stock Options previously granted under the Plan and any Other Plans ("Prior Grants") and any Incentive Stock Options under such grant (the "Current Grant") which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as follows:

             (A) the portion of the Current Grant exercisable for the first time by the Grantee during any calendar year which would be, when added to any portions of any Prior Grants exercisable for the first time by the Grantee during such calendar year with respect to Stock which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such Options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

             (B) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the provisions of Article 6(c)(iv)(A) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Nonqualified Stock Option at such date or dates as are provided in the Current Grant;

          (v) shall be granted within ten years from the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company; and

          (vi) shall require the Grantee to notify the Committee of any disposition of any Stock issue pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Internal Revenue Code (relating to certain disqualifying dispositions) within ten days of such disposition.

     (d) Grant of Shares of Restricted Stock.

          (i) The Committee may, in its discretion, grant shares of restricted Stock to any employee eligible under Article 5 to receive Awards.


          (ii) Shares of restricted Stock will be Class A Common Stock or if no Class A Common Stock is publicly traded on any securities market described in Article 2(k) on the Grant Date of such shares of restricted Stock, then such shares of restricted Stock shall be Common Stock; shares of restricted Stock shall be Class B Stock if a grant of restricted stock is made in shares of Class B Stock to a member of the

     Jaffee Family who is an employee of the Company or one of its Subsidiaries that is more than 50% owned by the Company.


          (iii) Before the grant of any shares of restricted Stock, the Committee shall determine, in its discretion:

             (A) whether the certificates for such shares shall be delivered to the Grantee or held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such shares become nonforfeitable or are forfeited,

             (B) the per share purchase price of such shares, which may be zero, provided, however, that

                (1) the per share purchase price of all such shares (other than treasury shares) shall not be less than the Minimum Consideration for each such share; and

             (C) the restrictions applicable to such grant; and

             (D) whether the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such shares by the Company shall be deferred until the lapsing of the restrictions imposed upon such shares shall be held by the Company for the account of the Grantee, whether such dividends shall be reinvested in additional shares of restricted Stock (to the extent shares are available under Article 3) subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued or otherwise reinvested in Stock or held in escrow, whether interest will be credited to the account of the Grantee with respect to any dividends which are not reinvested in restricted or unrestricted Stock, and whether any Stock dividends issued with respect to the restricted Stock to be granted shall be treated as additional shares of restricted Stock.

          (iv) Payment of the purchase price (if greater than zero) for shares of restricted Stock shall be made in full by the Grantee before the delivery of such shares and, in any event, no later than ten days after the Grant Date for such shares. Such payment may be made, as determined in advance by either the Board or the Committee in its discretion, in any one or any combination of the following:

             (A) cash, or


             (B) shares of restricted or unrestricted Class A Common Stock or Common Stock or Class B Stock owned by the Grantee prior to such grant and valued at its Fair Market Value on the business day immediately preceding the date of payment;

        provided, however, that in the case of payments in shares of restricted or unrestricted Class A Common Stock or Common Stock or Class B Stock,



                (1) if the purchase price for restricted Stock ("New Restricted Stock") is paid with shares of restricted Class A Common Stock or restricted Common Stock or restricted Class B Stock ("Old Restricted Stock"), the restrictions applicable to the New Restricted Stock shall be the same as if the Grantee had paid for the New Restricted Stock in cash unless, in the judgment of the Committee, the Old Restricted Stock was subject to a greater risk of forfeiture, in which case a number of shares of New Restricted Stock equal to the number of shares of Old Restricted Stock tendered in payment for New Restricted Stock shall be subject to the same restrictions as the Old Restricted Stock, determined immediately before such payment.



          (v) Upon the date that shares of restricted Common Stock become non-forfeitable, the Company shall exchange such shares of Common Stock for an equal number of shares of Class A Common Stock if such shares of restricted Stock have been granted as shares of Common Stock and if such Class A Common Stock is issued and publicly traded on any securities market as described in Article 2(k).


          (vi) The Committee may, but need not, provide that all or any portion of a Grantee's Award of restricted Stock shall be forfeited:

             (A) except as otherwise specified in the Award Agreement, upon the Grantee's Termination of Employment within a specified time period after the Grant Date, or

             (B) if the Company or the Grantee does not achieve specified performance goals within a specified time period after the Grant Date and before the Grantee's Termination of Employment, or

             (C) upon failure to satisfy such other restrictions as the Committee may specify in the Award Agreement.

          (vii) If a share of restricted Stock is forfeited, then

             (A) the Grantee shall be deemed to have resold such share of restricted Stock to the Company at the lesser of (1) the purchase price paid by the Grantee (such purchase price shall be deemed to be zero dollars ($0) if no purchase price was paid) or (2) the Fair Market Value of a share of Stock on the date of such forfeiture;

             (B) the Company shall pay to the Grantee the amount determined under clause (A) of this sentence, if not zero, as soon as is administratively practicable, but in any case within 90 days after forfeiture; and

             (C) such share of restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the Company's tender of the payment specified in clause (B) of this sentence, whether or not such tender is accepted by the Grantee, or the date the restricted Stock is forfeited if no purchase price was paid for the restricted Stock.

          (viii) Any share of restricted Stock shall bear an appropriate legend specifying that such share is nontransferable and subject to the restrictions set forth in the Plan. If any shares of restricted Stock become nonforfeitable, the Company shall cause certificates for such shares to be issued or reissued without such legend and delivered to the Grantee or, at the request of the Grantee, shall cause such shares to be credited to a brokerage account specified by the Grantee.

     (e) Grant of Stock Appreciation Rights. The Committee may grant stock appreciation rights to any employee eligible under Article 5 to receive Awards. When granted, stock appreciation rights may, but need not, be identified with shares of Stock subject to a specific Option awarded to the Grantee (including any Option granted on or before the Grant Date of the stock appreciation rights) in a number equal to or different from the number of stock appreciation rights so granted. If stock appreciation rights are identified with shares of Stock subject to an Option then, unless otherwise provided in the applicable Award Agreement, (i) the Grantee's associated stock appreciation rights shall terminate upon the exercise, expiration, termination, forfeiture, or cancellation of such Option and (ii) the stock appreciation right and such Option can only be transferred pursuant to Article 7 to the same Transferee.

     (f) Grant of Performance Units and Performance Shares.

          (i) The Committee may, in its discretion, grant performance units or performance shares to any employee eligible under Article 5 to receive Awards.

          (ii) Before the grant of any performance unit or performance share, the Committee shall:

             (A) determine Performance Goals applicable to such grant,

             (B) designate a period, of not less than one year nor more than five years, for the measurement of the extent to which Performance Goals are attained (the "Measuring Period"), and

             (C) assign a "Performance Percentage" to each level of attainment of Performance Goals during the Measuring Period, with the percentage applicable to minimum attainment being zero percent (0%) and the percentage applicable to optimum attainment to be determined by the Committee from time to time.

     (g) Grant of Phantom Stock. The Committee may, in its discretion, grant shares of phantom stock to any employee who is eligible under Article 5 to receive Awards and is employed outside the United States. Such phantom stock shall be subject to the terms and conditions established by the Committee and set forth in the applicable Award Agreement.

     (h) Grant of Stock Bonuses. The Committee may grant shares of Stock as a bonus to any individual eligible under Article 5 to receive Awards.

     (i) Tandem Awards. The Committee may grant and identify any Award with any other Award granted under the Plan, on terms and conditions determined by the Committee.

     (j) Performance Goals. Performance Goals shall mean the goals applicable to an Award which shall be set forth in a written document prior to the commencement of the Grantee's services to which the Performance Goals under the Award relate and while the outcome is still substantially uncertain. In establishing Performance Goals, the Committee may consider such factor or factors relating to performance as it deems appropriate, including net income, growth in net income, earnings per share, growth of earnings per share return on equity, return on capital, or any other business criteria as contemplated in
Section 162(m) of the Code. The Committee, if applicable, shall certify in writing prior to payment of compensation related to any applicable performance unit, performance share, restricted stock or share of phantom stock that the Performance Goals and any other material terms were satisfied. The Committee may, at any time, modify Performance Goals as a result of changes required in applicable laws. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a performance period, then, to the extent the Committee determines the Performance Goals are no longer appropriate, the Committee may adjust, change or eliminate the Performance Goals or as it deems appropriate in order to make them appropriate and comparable to the initial Performance Goals.

     7. Non-transferability. Except as hereinafter provided, each Award granted hereunder shall by its terms not be assignable or transferable, and may be exercised, during the Grantee's lifetime, only by the Grantee. Notwithstanding the foregoing (a) if the Award is exercisable after the Grantee's death, it may be exercised by the Grantee's legal representative or by a beneficiary designated in writing by the Grantee to exercise his or her Award after the Grantee's death, and (b) the Grantee may transfer an Award held by such Grantee (other than an Incentive Stock Option or restricted Stock) (i) for no consideration to any of the following permissible transferees: any member of the Grantee's Immediate Family, and any general or limited partnership each of the partners of which are members of the Grantee's Immediate Family and which prohibits a transfer of all or any part of any interest in the partnership except to the partnership or to any of the foregoing; and (ii) to such other person or entity, and on such terms and conditions, as the Committee, in its discretion, may permit. Any Award so transferred shall be subject after transfer to all of the terms and conditions of such Award prior to the transfer and shall not be further transferable without the consent of the Committee. "Immediate Family" means, with respect to a particular Grantee, that Grantee's spouse, any parent and any lineal descendent (including any adopted child) of any parent of that Grantee or of that Grantee's spouse, and any trustee, guardian or custodian for any of the foregoing. Each share of restricted Stock shall be non-transferable until such share becomes nonforfeitable.

     8. Exercise.


     (a) Exercise of Options. Subject to Article 4(c)(vii), 11 and 12 and such terms and conditions as the Committee may impose, each Option shall be exercisable in one or more installments commencing not earlier than the first anniversary of the Grant Date of such Option; provided, however, that all Options shall become fully (100%) exercisable upon the occurrence of a Change of Control regardless of whether the acceleration of the exercisability of such Options would cause such Options to lose their eligibility for treatment as Incentive Stock Options. Notwithstanding the foregoing, Options may not be exercised by a Grantee for twelve months following a hardship distribution to the Grantee, to the extent such exercise is prohibited under Treasury Regulation sec.1.401(k)-1(d)(2)(iv)(B)(4). Each Option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock or restricted Stock subject to the Option. Such stock will be Class A Common Stock or if no Class A Common Stock is publicly traded on any securities market described in Article 2(k) on the date such options are exercised, then Common Stock and, with respect to an Option held by a member of the Jaffee Family on Class B Stock, Class B Stock. The Option Price of any shares of Stock or restricted Stock as to which an Option shall be exercised shall be paid in full at the time of the exercise. Payment may be made, as determined in advance by either the Board or the Committee in its discretion, in any one or any combination of the following:


          (i) cash,

          (ii) shares of restricted or unrestricted Class A Common Stock or Common Stock or Class B Stock owned by the Holder prior to the exercise of the Option and valued at its Fair Market Value on the last business day immediately preceding the date of exercise, or

          (iii) through simultaneous sale through a broker of shares of unrestricted Stock acquired on exercise, as permitted under Regulation T of the Federal Reserve Board.

     Payment of the option price with Stock simultaneously acquired by option exercise may be made, with the consent in advance of the Board or the Committee.


     If restricted Class A Common Stock or Common Stock or Class B Stock ("Tendered Restricted Stock") is used to pay the Option Price for Stock, then a number of shares of Stock acquired on exercise of the Option equal to the number of shares of Tendered Restricted Stock shall be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the Option. If the Option Price for restricted Stock is paid with Tendered Restricted Stock, and if the Committee determines that the restricted Stock acquired on exercise of the Option shall be subject to restrictions ("Greater Restrictions") that cause it to have a greater risk of forfeiture than the Tendered Restricted Stock, then notwithstanding the preceding sentence, all the restricted Stock acquired on exercise of the Option shall be subject to such Greater Restrictions.


     Shares of unrestricted Stock acquired by a Holder on exercise of an Option shall be delivered to the Holder or, at the request of the Holder, shall be credited directly to a brokerage account specified by the Holder.

     (b) Exercise of Stock Appreciation Rights. Subject to Article 4(c)(vii), 11 and 12 and such terms and conditions as the Committee may impose, each stock appreciation right shall be exercisable not earlier than the first anniversary of the Grant Date of such stock appreciation right and, if such stock appreciation right is identified with an Option, to the extent such Option may be exercised unless otherwise provided by the Committee, Stock appreciation rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of stock appreciation rights. Unless otherwise provided in the applicable Award Agreement, the exercise of stock appreciation rights which are identified with shares subject to an Option shall result in the forfeiture of such Option to the extent of such exercise.

     The benefit for each stock appreciation right exercised shall be equal to the excess, if any, of

          (i) the Fair Market Value of a share of Stock on the date of such exercise, over

          (ii) an amount equal to

             (A) in the case of a stock appreciation right identified with a share of Stock subject to an Option, the Option Price of such Option, unless the Committee in the grant of the stock appreciation right specified a higher amount, or

             (B) in the case of any other stock appreciation right, the Fair Market Value of a share of Stock on the Grant Date of such stock appreciation right, unless the Committee in the grant of the stock appreciation right specified a higher amount;

provided that the Committee, in its discretion, may provide that the benefit for any stock appreciation right shall not exceed a maximum amount (i.e. a cap) set by Committee, which cap may be expressed as (i) a percentage of the excess amount described above (not to exceed 100%), (ii) a percentage of the Fair Market Value of a share of Stock on the Grant Date of the stock appreciation right, or (iii) a fixed dollar amount. The benefit upon the exercise of a stock appreciation right shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay benefits wholly or partly in Stock delivered to the Holder or credited to a brokerage account specified by the Holder.

     (c) Exercise of Performance Units.

          (i) Subject to Article 4(c)(vii), 11 and 12 and such terms and conditions as the Committee may impose, and unless otherwise provided in the applicable Award Agreement, if, with respect to any performance unit, the minimum Performance Goals have been achieved during the applicable Measuring Period, then such performance unit shall be deemed exercised on the date on which it first becomes exercisable.

          (ii) The benefit for each performance unit exercised shall be an amount equal to the product of

             (A) The Unit Value (as defined below), multiplied by

             (B) the Performance Percentage attained during the Measuring Period for such performance unit.

          (iii) The Unit Value shall be, as specified by the Committee,

             (A) a dollar amount,

             (B) an amount equal to the Fair Market Value of a share of Stock on the Grant Date,

             (C) an amount equal to the Fair Market Value of a share of Stock on the exercise date of the performance unit, plus, if so provided in the Award Agreement, an amount ("Dividend Equivalent Amount") equal to the Fair Market Value of the number of shares of Stock that would have been purchased if each dividend paid on a share of Stock on or after the Grant Date and on or before the exercise date were invested in shares of Stock at a purchase price equal to its Fair Market Value on the respective dividend payment date, or

             (D) an amount equal to the Fair Market Value of a share of Stock on the exercise date of the performance unit (plus, if so specified in the Award Agreement, a Dividend Equivalent Amount), reduced by the Fair Market Value of a share of Stock on the Grant Date of the performance unit.

          (iv) The benefit upon the exercise of a performance unit shall be payable to the Holder (or at the request of the Holder, deliver to a brokerage account specified by the Holder), as soon as is administratively practicable (but in any event within 90 days) after the later of (A) the date the Holder is deemed to exercise such performance unit, or (B) the date (or dates in the event of installment payments) as provided in the applicable Award Agreement. Such benefit shall be payable in cash, except that the Committee, with respect to any particular exercise, may, provide in the Award Agreement that benefits may be paid wholly or partly in Stock. The number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the business day next preceding the date such benefit is to be paid.

     (d) Payment of Performance Shares. Subject to Article 4(c)(vii), 11 and 12 and such terms and conditions as the Committee may impose, and unless otherwise provided in the applicable Award Agreement, if the minimum Performance Goals specified by the Committee with respect to an Award of performance shares have been achieved during the applicable Measuring Period, then the Company shall pay to the Holder of such Award (or, at the request of the Holder, deliver to a brokerage account specified by the Holder) shares of Stock equal in number to the product of the number of the performance share(s) specified in the applicable Award Agreement multiplied by the Performance Percentage achieved during such Measuring Period, except to the extent that the Committee in its discretion determines that cash be paid in lieu of some or all of such shares of Stock. The amount of cash payable in lieu of a share of Stock shall be determined by valuing such share at its Fair Market Value on the business day next preceding the date such cash is to be paid. Payment pursuant to this
Article 8(d) shall be made as soon as administratively practicable (but in any event within 90 days) after the end of the applicable Measuring Period. Any performance shares with respect to which the Performance Goals have not been achieved by the end of the applicable Measuring Period shall expire.

     (e) Payment of Phantom Stock Awards. Upon the vesting of a phantom stock Award, the Holder shall be entitled to receive a cash payment in respect of each share of phantom stock which shall be equal to the Fair Market Value of a share of Stock as of the date the phantom stock Award was granted, or such other date as determined by the committee at the time the phantom stock Award was granted. The Committee may at the time a phantom stock Award is granted, provide a limitation on the amount payable in respect of each share of phantom stock.

     (f) Full Vesting upon Change of Control. In the event of a Change of Control, all unvested Awards shall become immediately vested and exercisable; provided that the benefit payable with respect to any performance unit of performance share with respect to which the Measuring Period has not ended as of the date of such Change of Control shall be equal to the product of the Unit Value multiplied successively by each of the following:

          (1) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such Change of Control and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and

          (2) a percentage equal to the greater of the target percentage, if any, specified in the applicable Award Agreement or the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Change of Control would continue until the end of the Measuring Period.

     (g) Pooling of Interests. If the Committee in its discretion determines that the exercise of an Award would preclude the use of pooling of interests accounting following a sale of the Company which is reasonably likely to occur and that such preclusion of pooling would have a material adverse effect on the sale of the Company, the Committee, in its discretion, may take such action as it deems appropriate in order to preserve the pooling of interests accounting including either unilaterally barring the exercise of such Award by canceling the Award prior to the Change of Control or by causing the Company to pay the Award rights benefit in Stock if it determines that such payment would not cause the transaction to be ineligible for pooling.

     (h) Exercise, Cancellation, Expiration or Forfeiture of Tandem Awards. Upon the exercise, cancellation, expiration, forfeiture or payment in respect of any Award which is identified with any other Award (the "Tandem Award") pursuant to
Article 6(i), the Tandem Award shall automatically terminate to the extent of the number of shares in respect of which the Award is so exercised, canceled, expired, forfeited or paid, unless otherwise provided by the Committee at the time of grant of the Tandem Award or thereafter.

     9. Effect of Certain Transactions. With respect to any Award which relates to Stock, in the event of a merger or consolidation of the Company (a "Transaction"), the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms and each Holder shall be entitled to receive in respect of each share of Stock subject to any outstanding Awards, upon the vesting, payment or exercise of the Award (as the case may be), the same number and kind of stock, securities, cash, property, or other consideration that each holder of a share of Stock was entitled to receive in the Transaction in respect of a share of Stock. With respect to any Award which relates to stock, in the event of a liquidation or dissolution of the Company, the Committee may take such actions as it deems appropriate.


     10. Mandatory Withholding Taxes. The Company shall have the right to deduct from any distribution of cash to any Holder an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Award. If a Holder is to experience a taxable event in connection with the receipt of shares pursuant to an Option exercise or the vesting or payment of another type of Award (a "Taxable Event"), the Holder shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such shares or payment of such Award. Payment of the applicable Withholding Taxes may be made, as determined in advance by the Board or the Committee in its discretion, in any one or any combination of (i) cash, (ii) shares of restricted or unrestricted Class A Common Stock or Common Stock or Class B Stock owned by the Holder prior to the Taxable Event and valued at its Fair Market Value on the business day immediately preceding the date of exercise, or (iii) by making a Tax Election (as described below). For purposes of this Article 10, a Holder may make a written election (the "Tax Election"), to have withheld a portion of the shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.


     11. Termination of Employment. The Award Agreement pertaining to each Award shall set forth the terms and conditions applicable to such Award upon a Termination of Employment of the Grantee by the Company, a Subsidiary or an operating division or unit, as the Committee may, in its discretion, determine at the time the Award is granted or thereafter; provided, however, that if a Grantee's employment is terminated as a result of (i) the Grantee's conviction of a felony which is, in the opinion of the Committee, likely to result in injury of a material nature to the Company or a Subsidiary, or (ii) the gross and habitual negligence by the Grantee in the performance of the Grantee's duties to the Company or its Subsidiaries (termination for "Cause"), the Grantee's shares of restricted stock that are forfeitable, subject to the provisions of Article 6(d)(vii) regarding repayment of certain amounts to the Grantee, and any unexercised option, stock appreciation right, performance unit, performance share or share of phantom stock shall thereupon terminate. If a Grantee has transferred an Award pursuant to Article 7, then, upon a Termination of Employment of such Grantee, the terms and conditions applicable to such Award, including the time of its termination, shall be the same as would have applied to the Award if the Grantee had not transferred it.

     12. Securities Law Matters.

     (a) If the Committee deems it necessary to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Holder and may require that a restrictive legend be affixed to certificates for shares of Stock.

     (b) If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or non-forfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities law or (ii) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, non-forfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, non-forfeitability or delivery to comply with all such provisions at the earliest practicable date.

     (c) Subject to Articles 12(a) and (b) above, no shares of Stock shall be issued to any Holder in respect of any Award prior to the time a registration statement under the Securities Act of 1933 is effective with respect to such shares.

     13. No Funding Required. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

     14. No Employment Rights. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

     15. Rights as a Stockholder. A Holder shall not, by reason of any Award (other than restricted Stock), have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him. Shares of restricted Stock held by a Grantee or held in escrow by the Secretary of the Company shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan.

     16. Nature of Payments. Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

     17. Non-Uniform Determinations. Neither the Committee's nor the Board's determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment of Terminations of Employment.

     18. Adjustments. In the event of Change in Capitalization, the Committee shall, in its sole discretion, make equitable adjustment of

          (a) the aggregate number and class of shares of Stock or other stock or securities available under Article 3,

          (b) the number and class of shares of Stock or other stock or securities covered by an Award,

          (c) the Option Price applicable to outstanding Options,

          (d) the terms of performance unit and performance share grants, and

          (e) the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of stock appreciation rights, performance units, performance shares or phantom stock.

     19. Amendment of the Plan. The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to retain Incentive Stock Option treatment under Section 422 of the Internal Revenue Code or (b) under the listing requirements of any securities exchange on which any of the Company's equity securities are listed.

     20. Termination of the Plan. The Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, shall not affect any Award then outstanding under the Plan.

     21. No Illegal Transactions. The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or any Award, Holders shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Holder if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Holder or the Company of any provision of any such law or regulation.

     22. Governing Law. Except where preempted by federal law, the law of the State of Delaware shall be controlling in all matters relating to the Plan, without giving effect to the conflicts of law principles thereof.

     23. Severability. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Article or part of an Article so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Article or part of an Article to the fullest extent possible while remaining lawful and valid.

              EXPLANATION REGARDING SCHEDULE B AS FILED IN EDGAR


        It is not possible to underscore and line out in EDGAR. Accordingly, Schedule B of the EDGAR filing of the Oil-Dri Corporation of America Proxy Statement does not identify proposed additions and deletions in the 1995 Long Term Incentive Plan by underscore and line out, as will be done in the proxy materials that will be transmitted to stockholders. Instead, in the EDGAR filing, paragraphs including language that is proposed to be added or deleted are enclosed within R tags; minor typographical corrections and changes are not identified. Proposed changes to the Plan that are material are discussed in the text of the Proxy Statement.

1.  Election of Directors --
    Nominees: J. Steven Cole, Arnold W. Donald,                 FOR   WITHHOLD
    Ronald B. Gordon, Daniel S. Jaffee, Richard M. Jaffee,      ALL      ALL     FOR ALL (Except Nominee(s) written below)
    Robert D. Jaffee, Edgar D. Jannotta, Joseph C. Miller,      / /      / /      / /
    Paul J. Miller, Haydn H. Murray, Allen H. Selig,

                                                                FOR   AGAINST     ABSTAIN
2.  Approval of the Amendment to the Oil-Dri Corporation        / /      / /      / /
    of America Certificate of Incorporation.

                                                                                           4.  In their discretion, the Proxies are
3.  Approval of the Amendment to Oil-Dri Corporation            FOR   AGAINST     ABSTAIN      authorized to vote upon such other
    of America 1995 Long Term Incentive Plan.                   / /      / /      / /          business as may properly come before
                                                                                               the meeting.

                                                                                           /  / Please check box if you are planning
                                                                                                to attend the meeting.

                                                                                                         Dated:_______________, 1997

                                                                                           Signature(s) ____________________________

                                                                                           _________________________________________
                                                                                           Please sign exactly as name appears on
                                                                                           this side of the proxy.  When shares are
                                                                                           held by joint tenants, both should sign.
                                                                                           When signing as attorney, administrator,
                                                                                           trustee or guardian, please give full
                                                                                           title as such.  If a corporation, please
                                                                                           sign in full corporate name by President
                                                                                           or other authorized officer.  If a
                                                                                           partnership, please sign in partnership
                                                                                           name by an authorized person.



------------------------------------------------------------------------------------------------------------------------------------

                           -  FOLD AND DETACH HERE -


                            YOUR VOTE IS IMPORTANT!


           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

PROXY                                                                     PROXY

                        OIL-DRI CORPORATION OF AMERICA
              410 North Michigan Avenue, Chicago, Illinois 60611

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Richard M. Jaffee, Robert D. Jaffee and Louis T. Bland as Proxies, each with the power to appoint his substitute (the action of one, if only one be present and acting, to be in any event controlling), and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock and Class B Stock of Oil-Dri Corporation of America held of record by the undersigned at the close of business on October 24, 1997 at the annual meeting of stockholders to be held on December 9, 1997 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. EXCEPT AS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

 PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                  ENVELOPE.

                  (Continued and to be signed on reverse side.)